UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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ACADIA HEALTHCARE COMPANY, INC.

(Name of Registrant as Specified in its Charter)

___________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

April 9, 2024

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Acadia Healthcare Company, Inc., to be held on Thursday, May 23, 2024, at 9:00 a.m. (Central Time), at our executive offices located at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067. The matters to be acted upon at the Annual Meeting are more fully described in the accompanying Proxy Statement and related materials.

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our 2023 Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy documents over the internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2023 Annual Report to Stockholders and a form of proxy card.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by proxy as soon as possible by following the instructions located in the Notice of Internet Availability of Proxy Materials sent to you or in the Proxy Statement. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

We look forward to your attendance at the Annual Meeting.

Sincerely,

Christopher H. Hunter
Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD

AS PROMPTLY AS POSSIBLE.

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2024

TO OUR STOCKHOLDERS:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Acadia Healthcare Company, Inc. will be held on Thursday, May 23, 2024, at 9:00 a.m. (Central Time), at our executive offices located at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067.

The Annual Meeting is being convened for the following purposes:

(1)	To elect three nominees as Class I directors;

(2)	To approve an amendment to the Certificate of Incorporation to declassify the Board of Directors;

(3)	To approve, on a non-binding advisory basis, the compensation of our named executive officers;

(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(5)	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials. Please read the materials carefully.

The Board of Directors has fixed the close of business on March 26, 2024 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Dated: April 9, 2024	By order of the Board of Directors,

Christopher H. Hunter
Chief Executive Officer and Director

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Acadia Healthcare Company, Inc. (the “Company”) of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at our executive offices located at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, on Thursday, May 23, 2024, at 9:00 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or made available to stockholders on or about April 9, 2024.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

The close of business on March 26, 2024 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 180,000,000 authorized shares of common stock, $0.01 par value per share (“Common Stock”), of which 92,427,916 shares were outstanding and entitled to vote, and 10,000,000 authorized shares of preferred stock, $0.01 par value per share, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the Annual Meeting.

Quorum Requirements

A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting.

Voting Procedures

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the Notice of Internet Availability of Proxy Materials or proxy card provided to you for information on the available voting methods.

If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder. Subject to the requirements described below, if no instructions are given, each proxy will be voted:

●	FOR the election as directors of the nominees described in this Proxy Statement;

●	FOR the approval of an amendment to the Certificate of Incorporation to declassify the Board of Directors;

●	FOR the approval, on a non-binding advisory basis, of the compensation of our executive officers named in the section below entitled “EXECUTIVE COMPENSATION - Summary Compensation Table” (the “Named Executive Officers”);

●	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

●	In accordance with the recommendation of the Board on any other proposal that may properly come before the Annual Meeting or any adjournment thereof.

The persons named as proxies were selected by our Board of Directors.

Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Proposal 4), but is not permitted to use its discretion and vote your shares on non-routine matters (such as Proposals 1, 2 and 3). We urge you to give voting instructions to your broker or nominee on all proposals. Shares that are not permitted to be voted by your broker or nominee are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and, therefore, will have no direct impact on any proposal, except for Proposal 2. For Proposal 2, broker non-votes will have the same legal effect as a vote against the proposal. If you abstain from voting on Proposal 1, your abstention will have no effect on the outcome of the election. If you abstain from voting on Proposals 2, 3 or 4, your abstention will have the same legal effect as a vote against these proposals.

Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to Brian P. Farley, Esq., Executive Vice President, General Counsel and Secretary, at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, prior to the Annual Meeting or by submitting another proxy at a later date. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.

Miscellaneous

We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

Our management is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of our Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), currently provides that our Board of Directors shall be divided into three classes. All classes of directors have three-year terms. The terms of our Class I directors expire at the Annual Meeting.

We are committed to strong corporate governance, and our Board of Directors regularly reviews our governance structure, including our classified board. Although the Board has been classified for many years, the Board has approved, subject to stockholder approval, an amendment to the Certificate of Incorporation to declassify the Board. If adopted, the amendment will declassify the Board over a period of time. See “Proposal 2: Declassification of the Board of Directors.”

Our Board of Directors has nominated the individuals named below under the caption “Class I Nominees” for election as directors to serve until the annual meeting of stockholders in 2027 and their successors have been elected and take office or until their earlier death, resignation or removal. Each nominee has consented to be a candidate and to serve if elected. Proxies cannot be voted for a greater number of persons than the nominees named.

Qualification of Directors

As described below, our Board of Directors is composed of individuals from differing backgrounds and experiences. As reflected in the table set forth below, we believe that each of our continuing directors possesses unique qualifications, skills and attributes that complement the performance of the full Board. The experience that each has obtained from his or her professional background, as set forth below, has qualified him or her to serve on our Board of Directors.

The following table highlights key skills, experiences and qualifications of our continuing directors in areas deemed valuable for execution of our long term strategy. Such skills matrix is intended to set forth notable areas of strength, and the absence of a mark does not mean that a particular director lacks the corresponding skill, experience, or qualification.

Skill or Experience	Mr. Bernhard	Mr. Bissell	Mr. Fucci	Ms. Gregg	Mr. Grieco	Dr. Harris	Mr. Hunter	Mr. Kelly	Mr. Miquelon	Mr. Waud
Health Care Industry	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Quality/Patient Management				✓	✓	✓	✓			✓
Real Estate/Project Management		✓						✓	✓	✓
Board and Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Audit/Finance and Legal/Risk Management		✓	✓		✓			✓	✓	✓
M&A and Strategic Initiatives	✓	✓	✓		✓		✓	✓	✓	✓
Information Technology/Digital		✓	✓							✓
Government/Regulatory/ Public Policy				✓	✓	✓		✓		✓

Class I Nominees

The following table shows the names, ages and principal occupations of each of the nominees designated by our Board of Directors to become directors and the year in which each nominee was first appointed or elected to the Board of Directors:

Name	Age	Principal Occupation/Other Directorships	Director Since

E. Perot Bissell	64

Mr. Bissell currently serves as an Advisory Director at Egis Capital Partners, LLC (“Egis Capital”), a private equity firm that invests in the security and protection industries. From 2016 to 2023, Mr. Bissell was a Managing Partner of Egis Capital. Mr. Bissell served as the Chairman and Chief Executive Officer of Next Generation Energy Logistics, LLC, an energy logistics development company, from 2013 to 2015. Before that, Mr. Bissell served as the Vice Chairman of Pilot Logistics Services, a provider of drilling and exploration support services, from September 2012 until July 2013. From 2006 to 2012, he served as Chief Executive Officer for Maxum Petroleum, Inc., an independent energy logistics company.  Prior to that, Mr. Bissell was a Partner of Northwest Capital Appreciation, Inc., a merchant banking and private equity firm, and before that, the Co-Managing Partner and Chief Financial Officer of SLP Capital, a specialty finance company. Mr. Bissell currently serves on the board of directors of Palmdale Solutions, LLC, an energy logistics platform, and Clear Object, Inc., a provider of AI solutions for manufacturing customers. Mr. Bissell previously served on the board of directors of First Reserve Sustainable Growth Corp. (NASDAQ: FRSG) from 2021 to 2023. Our Board believes that Mr. Bissell is qualified to serve as a director because of, among other things, his extensive corporate finance background and his general business and financial acumen.

			2013
Vicky B. Gregg	69

Since November 2014, Ms. Gregg has served as Co-Founder and Partner of Guidon Partners, an investor and consultant for an array of privately held healthcare companies. She served as Chief Executive Officer of BlueCross BlueShield of Tennessee from January 2003 through the end of 2012. Ms. Gregg currently serves on the board of directors of Quest Diagnostics Incorporated (NYSE: DGX), Erlanger Health, and Capital Vision Services, LLC d/b/a MyEyeDr. Our Board believes that Ms. Gregg is qualified to serve as a director because of, among other things, her extensive healthcare background and her general business and financial acumen.

			2016
Christopher H. Hunter	55

Since April 11, 2022, Mr. Hunter has served as our Chief Executive Officer. From January 2014 through August 2021, Mr. Hunter served in senior leadership positions at Humana, most recently as President of Humana’s Group, Military & Specialty and previously as Humana’s Chief Strategy Officer.  Mr. Hunter served as President, Provider Markets, for TriZetto Corporation prior to joining Humana.  Mr. Hunter serves on the board of directors of the University of North Carolina-Chapel Hill Honors Program. Our Board believes that Mr. Hunter is qualified to serve as a director because of, among other things, his extensive healthcare background and his general business and financial acumen.

			2022

Although Debra K. Osteen is currently a Class I director, she has not been nominated for reappointment and her term as a member of the Board will expire at the Annual Meeting. As a result, the number of directors serving on the Board will decrease from eleven to ten.

Required Vote

Our Certificate of Incorporation provides that, in an uncontested election, a nominee is elected if a majority of the votes cast by the holders of the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present are cast in favor of such nominee’s election. In contested elections, directors are elected by a plurality of the votes cast. Our Certificate of Incorporation does not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends that the stockholders vote FOR each of the Class I nominees.

Continuing Directors

Each of the persons named below will continue to serve as a director until the annual meeting of stockholders in the year indicated and a successor is elected and takes office or until his or her earlier death, resignation or removal. Stockholders are not voting on the election of the Class II directors or Class III directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director and the year in which each was first appointed or elected to our Board or that of our predecessor, Acadia Healthcare Company, LLC:

Name	Age	Principal Occupation/Other Directorships	Director Since

Class II Term Expiring in 2025

Jason R. Bernhard	58	Mr. Bernhard is the Global Chief Operating Officer, Financial Advisory; Managing Director, Head of North America Healthcare Investment Banking; and a Vice Chairman of Investment Banking at Lazard, Inc. where he has served for more than 25 years. Our Board believes that Mr. Bernhard is qualified to serve as a director because of, among other things, his extensive corporate finance background and his general business and financial acumen.	2019
William F. Grieco	70

Since March 2018, Mr. Grieco has served as Chief Compliance Officer of NX Development Corporation, the U.S. life sciences affiliate of Tokyo-based SBI Holdings, Inc., and since May 2021, has served as Senior Vice President and General Counsel. Also, since 2008, Mr. Grieco has served as the Managing Director of Arcadia Strategies, LLC, a legal and business consulting organization servicing healthcare, science and technology companies. From 2003 to 2008, he served as Senior Vice President and General Counsel of American Science and Engineering, Inc., an x-ray inspection technology company. From 2001 to 2002, he served as Senior Vice President and General Counsel of IDX Systems Corporation, a healthcare information technology company. Previously, from 1995 to 1999, he was Senior Vice President and General Counsel for Fresenius Medical Care North America, a dialysis service and products company. Prior to that, Mr. Grieco was a partner in the Healthcare Department at Choate, Hall & Stewart, a general service law firm. Mr. Grieco previously served on the board of directors of PHC, Inc. Our Board believes that Mr. Grieco is qualified to serve as a director because of, among other things, his extensive knowledge of and experience in the healthcare industry and his general business and financial acumen.

			2011

Name	Age	Principal Occupation/Other Directorships	Director Since
R. David Kelly	60

Since 2011, Mr. Kelly has served as the founder and managing partner of StraightLine Realty Partners, an alternative investment platform based in Dallas, Texas. Mr. Kelly also serves as founder, chairman, and Chief Executive Officer of Croesus and Company, and as managing director and co-founder of Serra Real Estate Capital, LLC. He previously served as a founding partner of Carleton Residential Properties from 1996 to 2011. Mr. Kelly has served on major institutional investor boards, including serving as trustee and Chairman of the Teacher Retirement System of Texas from 2007-2017, as well as multiple endowment, financial services and real estate boards. Our Board believes that Mr. Kelly is qualified to serve as a director because of, among other things, his extensive corporate finance and real estate background and his general business and financial acumen.

			2022
Reeve B. Waud	60

Mr. Waud founded the Company in 2005 and, most recently, has served as the Chairman of the Board since December 2018. Mr. Waud previously served as the Lead Director of the Board from April 2012 to December 2018. Mr. Waud formed Waud Capital Partners, L.L.C. (“WCP”) in 1993 and has served as the Managing Partner of WCP since that time. Prior to founding WCP, Mr. Waud was an investment professional at Golder, Thoma, Cressey, Rauner, Inc. (“GTCR”), a private equity investment group based in Chicago, Illinois. Before joining GTCR, Mr. Waud was in the Corporate Finance Group of Salomon Brothers Inc and was a founding member of its Venture Capital Group. He is a member of the Northwestern Memorial HealthCare finance committee and serves on the board of directors of the Northwestern Memorial HealthCare Foundation. In addition, he is a trustee and member of the finance committee of the Art Institute of Chicago. Mr. Waud has served on various for profit and non-profit boards, including the John G. Shedd Aquarium, the Economic Club of Chicago, the Illinois State Police Merit Board, and St. Paul’s School in Concord, New Hampshire. Our Board believes that Mr. Waud is qualified to serve as a director because of, among other things, his extensive knowledge of and experience in the healthcare industry and his general business and financial acumen. Mr. Waud was originally designated as a director by WCP.

			2005
Class III Term Expiring in 2026

Michael J. Fucci	65

Prior to his retirement in September 2020, Mr. Fucci served as Chairman Emeritus of Deloitte U.S. He previously served as Executive Chairman of Deloitte U.S. from 2015 to 2019, Chief Operating Officer of Deloitte Consulting from 2009 to 2015 and held various management positions since 2003. Mr. Fucci also served as a member on both the Deloitte U.S. and Deloitte Global Boards of Directors. While at Deloitte U.S., he established and co-chaired the Board Leadership Forum, a coalition of Fortune 500 board chairs and lead directors. Our Board believes that Mr. Fucci is qualified to serve as a director because of, among other things, his extensive corporate finance background, corporate governance experience and his general business and financial acumen.

			2020

Name	Age	Principal Occupation/Other Directorships	Director Since
Patrice A. Harris, M.D., M.A.	63

Dr. Harris is a board-certified psychiatrist and the Co-Founder and Chief Executive Officer of eMed Digital Healthcare, a digital healthcare company. She is also a Visiting Professor at Columbia University Vagelos College of Physicians and Surgeons, Department of Psychiatry, an Adjunct Professor of Psychiatry and Behavioral Sciences at Emory University School of Medicine, and an Adjunct Clinical Assistant Professor in Psychiatry and Behavioral Sciences at Morehouse School of Medicine. Dr. Harris is a Fellow of the American Psychiatric Association (“APA”). She previously served as the President of the American Medical Association (“AMA”) from 2019 to 2020, and Chair of the AMA’s Opioid Task Force. Dr. Harris previously served on the Board of Trustees of the APA. Our Board believes that Dr. Harris is qualified to serve as a director because of, among other things, her extensive healthcare experience, particularly in the psychiatric and behavioral healthcare fields.

			2023
Wade D. Miquelon	59

Mr. Miquelon is currently founder and partner in Playmore Holdings, LLC, a beauty, health and leisure investment and operations company. Prior to his retirement in May 2023, Mr. Miquelon served as the President, Chief Executive Officer and a member of the board of directors of JOANN Inc. (NASDAQ: JOAN) (“Jo-Ann”), the nation’s leading fabric and craft specialty retailer. Prior to that, he served as the Chief Financial Officer and Executive Vice President of Jo-Ann. Prior to joining Jo-Ann, he served as Chief Financial Officer, Executive Vice President and President International for Walgreen Co. from June 2008 to August of 2014. From 2006 to 2008, he was Executive Vice President and Chief Financial Officer at Tyson Foods, Inc. Prior to that, Mr. Miquelon served Procter and Gamble in several positions of increasing responsibility in the U.S., Asia and Europe. Mr. Miquelon serves on the board of directors and as treasurer for the National 4-H Council. He has served on various for profit and non-profit boards including Jo-Ann, Alliance Boots, the Chicago Lyric Opera and the John G. Shedd Aquarium. Our Board believes that Mr. Miquelon is qualified to serve as a director because of, among other things, his extensive knowledge and background in public accounting and finance.

			2012

PROPOSAL 2: DECLASSIFICATION OF THE BOARD OF DIRECTORS

The Board of Directors has approved, and recommends that the stockholders approve, an amendment to the Certificate of Incorporation to declassify the Board of Directors, and provide for an annual election of all directors (the “Amendment”).

Section 3 of ARTICLE SIX of the Certificate of Incorporation, provides for three classes of directors, Class I, Class II and Class III (each a “Class”). Directors in each Class serve on the Board of Directors until the third succeeding annual meeting of stockholders after their election, and remain in office until their respective successors have been duly elected and qualified. After reviewing current corporate governance practices and considering the opinions of investors regarding the Board’s classification, the Board of Directors has concluded that it would be in the best interests of stockholders if the Company restructured the Board of Directors to provide for an annual election of all directors. The material terms of the Amendment are described below, and the form of the Amendment as adopted by our Board of Directors is attached to this Proxy Statement as Appendix A.

Our Board of Directors has adopted resolutions, subject to stockholder approval, (i) to amend Section 3 of ARTICLE SIX of the Certificate of Incorporation to phase out director classification over a five-year period, and (ii) to amend Section 4 of ARTICLE SIX of the Certificate of Incorporation, so that, as amended, it would be restated in its entirety as follows:

“Section 4. Majority Voting; Term of Office. A nominee for director shall be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. At each annual meeting of stockholders, directors will be elected to replace all of those whose terms expire at such annual meeting. At the annual meeting of stockholders held in 2025 and 2026, the successors of the class of directors whose term expires at such meeting shall be elected at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. At the annual meeting of stockholders held in 2027, the successors of the class of directors whose term expires at such meeting shall be elected at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election. At the annual meeting of stockholders held in 2028, the successors of the class of directors whose term expires at such meeting shall be elected at such meeting to hold office for a term expiring at the next annual meeting of stockholders. Beginning with the 2029 annual meeting of stockholders, each director shall be elected for a term expiring at the next succeeding annual meeting of stockholders, and until his or her successor is duly elected and qualified. Each newly elected director shall remain in office until their respective successors shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.”

The Board of Directors believes that measures other than a classified board exist within the Company’s governing documents and under Delaware law that will allow the Company to continue to protect against unfair or hostile takeover practices.

If the Amendment is approved by our stockholders, our Certificate of Incorporation will be modified as described above and in the Amendment such that for our annual meeting of stockholders in 2025 and 2026, the classes of directors whose terms expire at those meetings will be nominated for re-election for three-year terms, respectively; for our annual meeting of stockholders in 2027, the class of directors whose terms expire at such meeting will be nominated for re-election for a two-year term; for our annual meeting of stockholders in 2028, the class of directors whose terms expire at such meeting will be nominated for re-election for a one-year term; and our Board of Directors will be fully declassified, with all directors standing for annual election, beginning with the Company’s 2029 annual meeting of stockholders. The following table illustrates how our classified Board of Directors will be phased out if stockholders approve the Amendment, assuming no change in the number of our directors.

Annual Meeting	Number of Directors to be Elected	Term of Directors Elected (Year of Expiration)
2024	3	three-year term (expires 2027)
2025	4	three-year term (expires 2028)
2026	3	three-year term (expires 2029)
2027	3	two-year term (expires 2029)
2028	4	one-year term (expires 2029)
2029	10	one-year term (expires 2030)

If the Amendment is not approved by our stockholders, our Board of Directors will remain classified, and our directors will continue to be subject to the Certificate of Incorporation’s current classification, in which case each elected Class will serve a three-year term, and will be subject to re-election for a subsequent three-year term at the expiration of that Class’s term.

Required Vote

Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date and entitled to vote. Abstentions and broker non-votes will have the same legal effect as a vote against this proposal.

The Board of Directors recommends that stockholders vote FOR the Amendment to the Certificate of Incorporation to declassify the Board of Directors in the form attached hereto as Appendix A.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described below in the sections entitled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.” Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee, override any decision made by the Board of Directors or the Compensation Committee or create or imply any additional fiduciary duty of the Board of Directors or the Compensation Committee. The Compensation Committee will, however, review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our executive compensation program is vital to our ability to attract, motivate and retain a highly experienced team of executives. We believe that the program is structured in a manner that supports our company and our business objectives.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to indicate their support for the compensation of our Named Executive Officers disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of stockholders pursuant to Item 402 of Regulation S-K, including the sections entitled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.”

Although the results of this advisory vote are not binding on the Board of Directors or the Compensation Committee, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors recommends that stockholders vote FOR the resolution to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our Amended and Restated Bylaws, as amended (“Bylaws”), or otherwise, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

Fees

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2023 and 2022, and fees incurred for other services rendered by Ernst & Young LLP for such years:

	2023	2022
Audit Fees(1)	$3,576,657	$3,510,836
Audit-Related Fees	—	—
Tax Fees(2)	967,223	1,024,396
All Other Fees	—	—
Total Fees	$4,543,880	$4,535,232

__________

(1)	Primarily for the audit of our annual financial statements and the review of our quarterly financial statements, and services provided in connection with acquisition due diligence. For 2023 and 2022, also includes travel and lodging costs incurred in connection with the rendering of audit services.

(2)	Primarily for tax compliance services and other tax planning and tax advice services.

Pre-approval of Auditor Services

The charter of the Audit and Risk Committee provides that the Audit and Risk Committee must pre-approve all auditing and non-auditing services to be provided by our auditor. In addition, the Audit and Risk Committee shall have the sole authority to approve any compensation to our auditor for any approved audit or non-audit services. For 2023, all services provided by Ernst & Young LLP were pre-approved by the Audit and Risk Committee. All non-audit services were reviewed by the Audit and Risk Committee, and the Audit and Risk Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm. If the appointment is not ratified, the matter will be referred to the Audit and Risk Committee for further review.

The Audit and Risk Committee and the Board of Directors recommend that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board annually reviews the independence of all of our directors and affirmatively makes a determination as to the independence of each director based on whether such director satisfies the definition of “independent director” as set forth in the applicable rules of The NASDAQ Stock Market. We had nine independent directors in 2023. Our Board has determined that all of our directors are independent directors other than Mr. Hunter and Ms. Osteen. Our independent directors meet in executive sessions as required by the applicable rules of The NASDAQ Stock Market.

Code of Conduct and Code of Ethics for Senior Financial Officers

Our Board of Directors has adopted a Code of Conduct which is applicable to all of our officers, employees and directors, including our Chief Executive Officer, Chief Financial Officer, the principal accounting officer or controller and all persons performing similar functions (together, the “Senior Financial Officers”). In addition, our Board has adopted a Code of Ethics that applies to the Senior Financial Officers. Both the Code of Conduct and the Code of Ethics are available on our website at www.acadiahealthcare.com under the webpage “Investors - Corporate Governance.”

Committees of the Board of Directors

Our Board of Directors has established five standing committees - a Compensation Committee, an Audit and Risk Committee, a Nominating and Governance Committee, a Compliance Committee and a Finance Committee, each of which is described below.

Compensation Committee

Our Board of Directors has appointed a Compensation Committee to assist it with executive compensation matters. The primary responsibilities and duties of the Compensation Committee are:

●	Reviewing and approving for the Chief Executive Officer and other executive officers (a) the annual base salary level, (b) bonus and other annual incentives, (c) equity compensation, (d) employment agreements, severance arrangements and change in control arrangements, and (e) any other benefits, compensation, compensation policies or arrangements;

●	Reviewing and making recommendations to the Board regarding the compensation policy for such other officers as directed by the Board;

●	Preparing a report to be included in the annual report or proxy statement that describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to our performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers; and

●	Overseeing the administration and approval of our current equity-based compensation plans and making recommendations to our Board of Directors with respect to amendments to the plans, changes in the number of shares reserved for issuance thereunder and other equity-based compensation plans proposed for adoption.

During 2023, the Compensation Committee was composed of Ms. Gregg, Mr. Fucci and Mr. Miquelon, with Mr. Miquelon serving as Chairman. William M. Petrie, M.D. served on the committee until May 18, 2023. During 2023, the Compensation Committee held four meetings. The Compensation Committee has a written charter that is available on our website at www.acadiahealthcare.com under the webpage “Investors - Corporate Governance.”

Audit and Risk Committee

Our Board of Directors has appointed an Audit and Risk Committee to assist it in fulfilling its oversight responsibilities for our financial reports, systems of internal control over financial reporting and accounting policies, procedures and practices. The primary responsibilities and duties of the Audit and Risk Committee are:

●	Appointing, retaining, evaluating and, when appropriate, replacing our independent registered public accounting firm, whose duty it is to audit our financial statements and our internal control over financial reporting for the fiscal year in which it is appointed;

●	Determining the compensation to be paid to our independent registered public accounting firm (subject to ratification by our stockholders) and, in its sole discretion, approving all audit and engagement fees and terms and pre-approve all auditing and non-auditing services of our independent registered public accounting firm;

●	Reviewing and discussing our system of internal control over financial reporting, audit procedures, the adequacy and effectiveness of our disclosure controls and procedures and our enterprise risk assessment and risk management system with management, our independent registered public accounting firm and our internal auditors;

●	Reviewing the internal audit function of the Company, including the independence of its reporting obligations and the adequacy of the internal audit budget and staffing;

●	Reviewing and discussing with management and our independent registered public accounting firm the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the selection, application and disclosure of critical accounting policies used in our financial statements;

●	Reviewing and discussing with management the Company’s major financial and enterprise risk exposures including the Company’s accounting and financial reporting policies, risk management protocols, compliance programs and the measures management has taken to mitigate risk;

●	Reviewing and discussing with management the Company’s process to identify, monitor and mitigate enterprise risk exposures;

●	Reviewing and discussing with management all existing related-party transactions and approving any proposed related-party transactions to ensure that they are in our best interest;

●	Reviewing and discussing with management the quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

●	Establishing and overseeing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

●	Reviewing and reassessing the performance of the Audit and Risk Committee and the adequacy of the Audit and Risk Committee charter adopted by our Board of Directors and recommending proposed changes to the Board.

During 2023, the Audit and Risk Committee was composed of Messrs. Bissell, Fucci and Grieco, with Mr. Grieco serving as Chairman. Our Board of Directors has determined that each of Messrs. Bissell, Fucci and Grieco is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Exchange Act, and that each member of the Audit and Risk Committee meets the financial literacy requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and rules and regulations of NASDAQ and the SEC. Our Board has determined that each of Messrs. Bissell, Fucci and Grieco satisfies the independence requirements for audit committee members set forth in the applicable rules of The NASDAQ Stock Market. During 2023, the Audit and Risk Committee held five meetings. The Audit and Risk Committee has a written charter available on our website, www.acadiahealthcare.com under the webpage “Investors - Corporate Governance.”

Nominating and Governance Committee

Our Board of Directors has appointed a Nominating and Governance Committee (the “Nominating Committee”) to assist it with director nominations matters. The primary responsibilities and duties of the Nominating Committee are:

●	Identifying, recruiting and recommending individuals qualified to serve on the Board;

●	Reviewing the qualifications and performance of incumbent directors to determine whether to recommend them as nominees for re-election;

●	Reviewing and considering candidates who may be properly suggested by any director or executive office of the Company, or by any stockholder of the Company;

●	Periodically reviewing the composition of the Board, including size of the Board and the minimum qualifications for director nominees;

●	Seeking to have qualified director candidates with a diversity of experience, professions, skills and backgrounds included by the Company in each pool of candidates from which Board nominees are chosen;

●	Establishing procedures to evaluate the performance of the Board, its committees and its members;

●	Reviewing succession planning for the Company’s senior executive officers; and

●	Carrying out such other responsibilities delegated by the Board relating to the director nominations process and procedures.

During 2023, the Nominating Committee was composed of Ms. Gregg and Messrs. Bissell, Grieco and Kelly, with Mr. Bissell serving as Chairman. During 2023, the Nominating Committee held nine meetings. The Nominating Committee has a written charter available on our website, www.acadiahealthcare.com under the webpage “Investors - Corporate Governance.”

Compliance Committee

Our Board of Directors has appointed a Compliance Committee (the “Compliance Committee”) to oversee regulatory compliance risks, including risks associated with healthcare related requirements. The primary responsibilities and duties of the Compliance Committee are:

●	Reviewing and providing oversight of matters relating to compliance with Federal health care program requirements, obligations under the Company’s corporate integrity agreement and other legal and regulatory requirements;

●	Periodically meeting with and reviewing reports regarding compliance matters from the Company’s Chief Compliance Officer;

●	Reviewing and overseeing the performance of the Company’s Chief Compliance Officer and the compliance department;

●	Reviewing significant areas of healthcare compliance risk, including (i) coding, billing, documentation, claims submission and reimbursement, (ii) licensure and accreditation requirements, (iii) clinical quality of care, (iv) physician recruitment and contracting, and (v) privacy and security of health information;

●	Overseeing procedures for the receipt, retention and treatment of complaints regarding compliance with applicable legal and regulatory requirements and the Company’s compliance policies;

●	Reviewing significant licensure, certification, accreditation and quality standards matters; and

●	Carrying out such other responsibilities delegated by the Board relating to regulatory compliance.

During 2023, the Compliance Committee was composed of Mses. Gregg and Osteen, Dr. Harris and Mr. Grieco, with Ms. Gregg serving as Chairman. Dr. Petrie served on the committee until May 18, 2023. Dr. Harris was appointed to the Compliance Committee on October 26, 2023. During 2023, the Compliance Committee held four meetings. The Compliance Committee has a written charter available on our website, www.acadiahealthcare.com under the webpage “Investors - Corporate Governance.”

Finance Committee

Our Board of Directors has appointed a Finance Committee (the “Finance Committee”) to oversee and review the Company’s significant strategic transactions and financing matters. The primary responsibilities and duties of the Finance Committee are:

●	Overseeing our strategic transactions;

●	Reviewing and evaluating our (i) capital structure and proposed changes thereto, including significant new issuances, purchases, or redemptions of our securities, (ii) plans for allocation and disbursement of capital expenditures, (iii) credit rating, activities with credit rating agencies, and key financial ratios, (iv) long-term financial strategy and financial needs, (v) major activities with respect to mergers, acquisition and divestitures, and (vi) plans to manage insurance and asset risk;

●	Reviewing and approving certain capital expenditures, contractual obligations and financial commitments per delegated authority from our Board; and

●	Carrying out such other responsibilities delegated by the Board relating to long-term finance and strategic transaction matters.

During 2023, the Finance Committee was composed of Messrs. Bernhard, Bissell, Fucci, Miquelon and Waud, with Mr. Waud serving as Chairman. During 2023, the Finance Committee held two meetings.

Meetings of our Board of Directors and Committees

During 2023, our Board of Directors held a total of eight meetings. Each director attended 75% or more of the meetings of our Board and the committees of our Board of Directors on which such director served.

Nomination of Directors

Nominations By the Nominating Committee

Directors may be nominated by our Nominating Committee, Board, executive officers or by our stockholders in accordance with our Bylaws, Certificate of Incorporation, applicable laws and any guidelines developed by the Nominating Committee or the Board. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board and its committees, and recommending candidates for the Board’s selection as director nominees for election at the annual or other properly convened meeting of the stockholders in accordance with our Bylaws and applicable laws and regulations. The Nominating Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. The Nominating Committee considers each identified candidate’s qualifications, which include the nominee’s experience, business acumen, education, integrity, character, commitment, diligence, conflicts of interest and ability to exercise sound business judgment. While we have not established diversity standards for nominees, as a matter of practice, we generally seek nominees with a broad diversity of experience, professions, skills and backgrounds. We do not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

Nominations By Our Stockholders

Our Bylaws govern stockholder nominations of directors. To make a director nomination at the 2025 annual meeting, a stockholder of record entitled to vote at the annual meeting must deliver a written notice (containing certain information specified in our Bylaws as discussed below) to Brian P. Farley, Esq., Executive Vice President, General Counsel and Secretary, at Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067 between the close of business on January 23, 2025 and the close of business on February 22, 2025. If the date of the 2024 annual meeting is more than 30 days before or more than 70 days after May 23, 2025, the stockholder’s notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. To make a director nomination to be voted on at a special meeting of stockholders called for the purpose of electing directors, a stockholder of record entitled to vote in such election must deliver written notice to our secretary at the address above no earlier than the close of business on the 120th day prior to such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which we first publicly announce the date of the special meeting and the nominees proposed by the Board to be elected at such meeting.

For a stockholder nomination to be deemed proper, the notice must contain certain information specified in our Bylaws, including information as to the director nominee(s) proposed by the stockholder, the name and address of the stockholder, the class and number of shares of our capital stock beneficially owned by the stockholder, a description of all arrangements or understandings between the stockholder and any other persons (including each proposed nominee(s) if applicable) in connection with the proposed nominations, and a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business or nominate the person(s) named in the notice.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

Majority Voting for Uncontested Director Elections; Director Resignation Policy

Our Certificate of Incorporation and Bylaws provide for a majority voting standard for uncontested director elections. In contested elections, directors are elected by a plurality of the votes cast. The Board also adopted a Director Resignation Policy requiring a nominee for director to submit a written offer of resignation to the Board in the event such nominee does not receive a majority of the votes cast in an uncontested election of directors. The Director Resignation Policy addresses the continuation in office of a “holdover” director, so that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation to the Board. In the event a nominee submits a written officer of resignation to the Board, the Nominating and Governance Committee will promptly consider the director’s offer of resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on such recommendation within 90 days following receipt of the recommendation.

Communicating with the Board

All stockholder communications with our Board of Directors should be directed to Brian P. Farley, Esq., Executive Vice President, General Counsel and Secretary, at Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, and should prominently indicate on the outside of the envelope that it is intended for our Board of Directors or for an individual director. Each communication intended for our Board of Directors and received by Mr. Farley will not be opened but will be promptly forwarded unopened to the Chairman of the Audit and Risk Committee following its clearance through normal security procedures.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

We encourage each member of our Board of Directors to attend the annual meeting of stockholders. Each director attended the 2023 annual meeting of stockholders in person.

Board Leadership Structure

The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. The Company currently has separate individuals serve in those positions. Reeve B. Waud serves as the Chairman of the Board and Christopher H. Hunter is our Chief Executive Officer. Mr. Hunter is also a member of the Board. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Chairman of the Board and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company’s day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. In addition, our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Board Diversity Matrix

Based upon voluntary self-identification by each member of our Board of Directors, the table below sets forth the diversity composition of our Board of Directors as of March 26, 2024. Each of the categories listed in the table below has the meaning set forth in NASDAQ Rule 5605(f). To see our Board Diversity Matrix as of March 23, 2023, please see our proxy statement filed with the SEC on April 7, 2023.

Board Diversity Matrix (as of March 26, 2024)*
Total Number of Directors	11
	Female	Male
Part I: Gender Identity
Directors	3	8
Part II: Demographic Background
White	2	7
African American or Black	1	1
* Inapplicable categories omitted.

Risk Oversight

Our Board is responsible for overseeing our risk management process. The Board fulfills its responsibility by delegating many of these functions to its committees. Under its charter, the Audit and Risk Committee is responsible for meeting periodically with management to review our major financial risks and the steps management has taken to monitor and control such risks. The Audit and Risk Committee also oversees our financial reporting and internal controls and compliance programs.

The Board receives reports on risk management from our senior officers, the Compliance Committee and the Chairman of the Audit and Risk Committee. Also, our Executive Vice President, General Counsel and Secretary provides a summary of our outstanding material litigation and governmental investigations to our Board at each Board meeting. Additionally, our Board regularly engages in discussions of the most significant risks that we are facing and how these risks are being managed. Our Board of Directors believes that the work undertaken by the Audit and Risk Committee and Compliance Committee, together with the oversight provided by the full Board of Directors, enables the Board to oversee our risk management function effectively.

Corporate Social Responsibility and Sustainability

Our Board and its committees oversee our enterprise-wide commitment to environmental, social and governance (“ESG”) matters. In fulfilling its oversight responsibilities, the Board and its committees collaborate with management on the Company’s ESG strategy, policies, programs and reporting.

Compensation Committee Interlocks and Insider Participation

During 2023, the Compensation Committee consisted of Ms. Gregg, and Messrs. Fucci and Miquelon, none of whom has at any time been one of our officers or employees. None of our executive officers serves, or in the past year served, as a member of the board of directors or compensation committee of any entity that has or had one or more of its executive officers serving on our Board or Compensation Committee.

Policy on Reporting of Concerns Regarding Accounting Matters

The Audit and Risk Committee has adopted a policy on the reporting of concerns regarding accounting, internal accounting controls or auditing matters. We have established a compliance hotline called ValuesLine (800-500-0333), which is administered by a third party, as a hotline for the receipt, retention and treatment of complaints from employees or others regarding accounting, internal accounting controls and auditing matters. Information received through the hotline is conveyed directly to our Chief Compliance Officer. Complaints relating to accounting, internal accounting controls or auditing matters will then be directed to the Chairman of the Audit and Risk Committee. Any complaint may be made anonymously if the claimant so desires, and all claimants will be provided confidentiality in the handling of the complaint.

Procedure for Approval of Transactions with Related Persons

We have established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These policies and procedures are generally not in writing, but are evidenced by principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit and Risk Committee Charter, the Audit and Risk Committee reviews and approves all related person transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related person transactions are submitted to the Audit and Risk Committee for ongoing review and oversight. Generally speaking, we enter into related person transactions only on terms that we believe are at least as favorable to the Company as those that we could obtain from an unrelated third party.

MANAGEMENT

Executive Officers

Below are the names and ages (as of March 31, 2024) of our executive officers and a brief account of the business experience of the executive officers who are not members of our Board.

Name	Age	Title
Christopher H. Hunter	55	Chief Executive Officer
Heather Dixon	51	Chief Financial Officer
Brian P. Farley	54	Executive Vice President, General Counsel and Secretary
John S. Hollinsworth	60	Executive Vice President of Operations

The term of each executive officer runs until his successor is appointed and qualified, or until his earlier death, resignation or removal.

Heather Dixon joined the Company in July 2023 and has served as our Chief Financial Officer since that time. Before joining the Company, Ms. Dixon served as the Chief Financial Officer of Everside Health since June 2021. Prior to that, Ms. Dixon served as the Senior Vice President, Global Controller and Chief Accounting Officer of Walgreens Boots Alliance, Inc. (NASDAQ: WBA) from March 2019 to May 2021. From August 2016 to March 2019, Ms. Dixon served in various roles at Aetna, a subsidiary of CVS Health Corporation (NYSE: CVS) (“CVS Health”), including Assistant Controller and later as Vice President, Controller and Chief Accounting Officer. Ms. Dixon has served as an independent board member of Addus HomeCare (NASDAQ: ADUS) since March 2023.

Brian P. Farley joined the Company in July 2023 and has served as our Executive Vice President, General Counsel and Secretary since that time. Before joining the Company, Mr. Farley served as the Chief Legal Officer and Corporate Secretary for GoHealth, Inc. (NASDAQ: GOCO) since June 2020. Prior to that, Mr. Farley served in various roles at Veradigm Inc. (formerly known as Allscripts Healthcare Solutions, Inc.), a healthcare technology company, including most recently as Executive Vice President, General Counsel and Chief Administrative Officer from May 2013 to June 2020.

John S. Hollinsworth joined the Company as the Eastern Group President in January 2019 and became Executive Vice President of Operations in July 2019. From November 2010 to January 2019, Mr. Hollinsworth served as a Senior Vice President and Division Vice President at Universal Health Services, Inc. (NYSE: UHS). Previously, Mr. Hollinsworth was a Division President with Psychiatric Solutions, Inc. from 2008 until October 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to ownership of our Common Stock as of March 26, 2024, by:

●	Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

●	Each of our directors and nominees;

●	Each of our Named Executive Officers; and

●	All of our directors and executive officers as a group.

To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 92,427,916 shares of Common Stock outstanding on March 26, 2024, unless otherwise indicated.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
The Vanguard Group(3)	8,861,427	9.6%
T. Rowe Price Associates, Inc.(4)	8,559,119	9.3%
BlackRock, Inc.(5)	8,180,827	8.9%
Wellington Management Group LLC(6)	7,160,749	7.7%
FMR LLC(7)	5,013,644	5.4%
Christopher H. Hunter(8)	95,828	*
Heather Dixon(9)	54,572	*
Brian P. Farley(10)	22,680	*
John S. Hollinsworth(11)	122,882	*
David M. Duckworth(12)	238,531	*
Laurence L. Harrod(12)	201,133	*
Reeve B. Waud(13)	689,233	*
Jason R. Bernhard(14)	18,436	*
E. Perot Bissell(14)	36,209	*
Vicky B. Gregg(14)	26,851	*
William F. Grieco(14)	76,040	*
Patrice A. Harris, M.D., M.A.(15)	2,137	*
R. David Kelly(16)	5,658	*
Wade D. Miquelon(14)	46,074	*
Debra K. Osteen(17)	675,833	*
Michael J. Fucci(14)	12,375	*
All directors and executive officers as a group (14 persons)(18)	1,884,808	2.0%

_____

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067.

(2)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that currently are exercisable or will be exercisable within 60 days of March 26, 2024. Such shares are deemed to be outstanding for the purpose of computing the “percent of class” for that individual, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(3)	Information is based solely on the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. Vanguard reported that it possessed (i) sole dispositive power with respect to 8,733,284 shares and (ii) shared dispositive power with respect to 128,143 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Information is based solely on the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 25, 2024. BlackRock reported that it possessed (i) sole voting power with respect to 7,981,620 shares and (ii) sole dispositive power with respect to all of the shares. The address for BlackRock is 50 Hudson Yards, New York, New York 10001.

(5)	Information is based solely on the Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 14, 2024. Price Associates reported that it possesses (i) sole voting power with respect to 3,516,300 shares, and (ii) sole dispositive power with respect to all of the shares. These securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)	Information is based solely on the Schedule 13G/A filed by Wellington Management Group LLP (“Wellington”) with the SEC on February 8, 2024. Wellington reported that it possessed shared dispositive power with respect to all of the shares. The address for Wellington is 280 Congress Street, Boston, Massachusetts 02210.

(7)	Information is based solely on the Schedule 13G filed by FMR LLC (“FMR”) with the SEC on February 9, 2024. FMR reported that it possessed (i) sole voting power with respect to 5,010,061 shares and (ii) sole dispositive power with respect to all of the shares. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210.

(8)	Includes 27,431 shares of time-vesting restricted stock and 65,017 earned shares of performance-vesting restricted stock.

(9)	Includes 32,912 shares of time-vesting restricted stock and 21,560 earned shares of performance-vesting restricted stock.

(10)	Includes 18,000 shares of time-vesting restricted stock and 4,680 earned shares of performance-vesting restricted stock.

(11)	Includes 19,057 shares of time-vesting restricted stock, 20,521 earned shares of performance-vesting restricted stock and options to purchase 5,000 shares of Common Stock.

(12)	Information is based solely on reports filed with the SEC and factoring in time-vesting restricted stock forfeited by such executive in connection with his resignation from the Company in 2023.

(13)	Includes 4,615 shares of time-vesting restricted stock. The 689,233 shares of Common Stock are owned of record as follows: (i) 225,519 shares by the Halcyon Exempt Family Trust (the “Halcyon Trust”); (ii) 37,493 shares by Waud Capital Partners, L.L.C.; (iii) 155,930 shares by the Reeve B. Waud Jr. 2012 Family Trust (the “2012 RBW Jr Family Trust”); (iv) 155,930 shares by the Cecily R.M. Waud 2012 Family Trust (the “2012 CRMW Family Trust”); (v) 43,643 shares by the Cornelius Byron Waud 2002 Trust (the “2002 CBW Family Trust”), (vi) 34,500 shares by the Corinna Reeve Waud 2002 Trust (“2002 CRW Family Trust”) and (vii) 36,218 shares directly held by Mr. Waud.

Mr. Waud may be deemed to beneficially own the shares of Common Stock reported herein by virtue of (A) his being the investment advisor of the Halcyon Trust of which Mr. Waud’s children are beneficiaries, (B) his being the sole manager of WCP LLC, (C) his being the investment advisor of the 2012 RBW Jr Family Trust and the 2012 CRMW Family Trust of which Mr. Waud’s grandchildren are beneficiaries, and (D) his being appointed as the co-trustee of the 2002 CBW Family Trust and the 2002 CRW Family Trust of which Mr. Waud’s parents are beneficiaries.

(14)	Includes 4,615 shares of time-vesting restricted stock.

(15)	Includes 2,137 shares of time-vesting restricted stock.

(16)	Includes 3,615 shares of time-vesting restricted stock.

(17)	Includes 3,765 shares of time-vesting restricted stock.

(18)	Excludes shares shown as beneficially owned by Messrs. Duckworth and Harrod, each of whom resigned as an executive officer of the Company in 2023. Includes 143,837 shares of time-vesting restricted stock, 111,778 earned shares of performance-vesting restricted stock and options to purchase 5,000 shares of Common Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. These officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There are specific due dates for these reports and we are required to report in this Proxy Statement any failure to file reports in a timely manner as required during 2023. Based upon a review of these filings and written representations from our directors and executive officers, we believe that all reports required to be filed with the SEC pursuant to Section 16(a) during 2023 were filed in a timely manner.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation arrangements that we have with our Named Executive Officers, and the alignment of our executive compensation programs with Company performance.

Table of Contents

Named Executive Officers	23
Executive Summary	23
Compensation Process and Philosophy	25
Executive Officer Transition	27
Components of Executive Compensation	28
Compensation Clawback Policy	37
Deferred Compensation Plan	37
Risk Assessment	38
Tax Implications of Executive Compensation	38
Stock Ownership Guidelines, Insider Trading Policy, Hedging and Pledging	38
Termination and Change-in-Control Arrangements	39

Named Executive Officers

Our Named Executive Officers for 2023 were:

Name	Title
Christopher H. Hunter	Chief Executive Officer and Director
Heather Dixon	Chief Financial Officer
Brian P. Farley	Executive Vice President, General Counsel and Secretary
John S. Hollinsworth	Executive Vice President of Operations
David M. Duckworth	Former Chief Financial Officer
Laurence L. Harrod	Former Executive Vice President of Finance

Executive Summary

Acadia is the leading publicly traded pure-play provider of behavioral healthcare services in the United States. Our business strategy is to become the indispensable behavioral healthcare provider for the high-acuity and complex needs patient population. We are committed to providing the communities we serve with high-quality, cost-effective behavioral healthcare services, while growing our business, increasing profitability and creating long-term value for our stockholders. This strategy includes five growth pathways: expansions of existing facilities, joint venture partnerships, de novo facilities, acquisitions and expansion across our continuum of care.

Acadia has a history of motivating leaders through the use of performance-based pay with challenging annual and long-term incentives and a record of good alignment with stockholders’ interests as a result of incentive designs and executive equity ownership. As described in greater detail below, our executive compensation program seeks to:

(i)	attract and retain superior executives by providing the opportunity to earn competitive compensation packages,

(ii)	align the pay of our executive officers with Company performance, and

(iii)	recognize and reward senior management’s individual and collective efforts relating to the financial performance of the Company and creation of stockholder value.

During 2023, various executives retired from the Company and new executives were hired to fill the vacated roles. See “COMPENSATION DISCUSSION AND ANALYSIS – Executive Officer Transition” for more information about executive officer transitions in 2023. Even with changes in executive ranks, the Company successfully executed on its growth strategy and produced strong operating results in 2023. As a result of the Company’s strong performance in 2023, our executive officers realized above target payouts under cash and equity incentive programs. We believe that the compensation of our executive officers was well aligned with our financial and operating performance, and the returns experienced by our stockholders. We remain committed to providing quality patient care at our facilities and supporting our long-term strategic objectives. We believe that the Company is well positioned to address the challenges facing it and to grow by focusing on its five growth pathways: expansion of existing facilities, joint venture partnerships, de novo facilities, acquisitions and expansion across our continuum of care. The Company expects each of these growth pathways to contribute to additional stockholder value creation in the future.

Summary of 2023 Company Performance

Results for 2023 include:

●	Adjusted EPS (as defined below) for purposes of our 2023 equity and non-equity incentive awards was $3.51 compared to our target level Adjusted EPS of $3.25 and our maximum level Adjusted EPS of $3.74.

●	Adjusted EBITDA (as defined below) for purposes of our 2023 equity and non-equity incentive awards was approximately $680.4 million compared to our target level Adjusted EBITDA of $653.3 million and our maximum level Adjusted EBITDA of $751.3 million.

●	During 2023 we added 595 beds to our operations, consisting of 302 beds added at existing facilities and 293 beds added through the opening of one wholly-owned de novo facility and two joint venture facilities, ending the year with over 11,200 beds in 253 facilities in 38 states and Puerto Rico. During 2023 we also opened six comprehensive treatment centers.

●	While our one-year total stockholder return (“TSR”) for 2023 was approximately -5.6%, our three-year TSR for 2021 through 2023 was approximately 55%, which was in the upper quartile when compared to our 2023 Peer Group (as defined below).

A reconciliation of non-GAAP financial measures can be found at the end of this Proxy Statement.

Pay for Performance

Compensation paid to executive officers for 2023 reflects the alignment of pay with the Company’s performance, as more fully described in this Compensation Discussion and Analysis:

●	Above Target Payment of 2023 Non-Equity Incentive Compensation. The Adjusted EBITDA and Adjusted EPS measures set forth in our non-equity incentive compensation plan for 2023 were achieved at 104.2% and 108.0% of target, respectively, which, along with the Compensation Committee’s evaluation of the achievement of certain non-financial goals, resulted in the payment of above-target (132.3%) cash bonuses to our Named Executive Officers as described below in the section entitled “Components of Executive Compensation - Annual Non-Equity Incentive Compensation.”

●	Vesting of Certain Equity Awards at Above Target Levels. Based on actual 2023 Adjusted EPS and Adjusted EBITDA performance in relation to targets, the first tranche of the performance-vesting restricted stock units granted in 2023 were earned at an above-target level, the second tranche of the performance-vesting restricted stock units granted in 2022 were earned at an above-target level, and the performance-vesting restricted stock units granted in 2021 were earned at a maximum level, as described below in the section entitled “Components of Executive Compensation - Equity-Based Compensation.”

See “EXECUTIVE COMPENSATION – Pay Versus Performance” for more information about the compensation to our Named Executive Officers in comparison to certain financial performance measures of the Company.

Stockholder Approval of Executive Compensation on an Advisory Basis

At our 2023 Annual Meeting of Stockholders in May 2023, we held an advisory vote to approve the compensation of our Named Executive Officers as disclosed in our Proxy Statement dated April 7, 2023 related to the annual meeting. Stockholders of the Company expressed strong support for the compensation of our Named Executive Officers, with approximately 99% of the votes cast supporting the Company’s executive compensation.

Executive Compensation Highlights

Following review and discussions with our independent compensation consultant, Pay Governance LLC (“Pay Governance”), about our executive compensation program and that of our peer companies, our executive compensation program included the following features for 2023:

●	Modest Increases to Total Direct Compensation for our Named Executive Officers — Modest 3% raises to the base salary of each of our Named Executive Officers for 2023 which resulted in corresponding increases in their total direct compensation, except for Mr. Hunter whose base salary did not increase for 2023 and for Ms. Dixon and Mr. Farley who were appointed as executive officers in 2023.

●	For Named Executive Officers, Re-affirm our Approach of Allocating the Majority of Equity Value to Performance-Vesting Restricted Stock Unit Awards — Other than Ms. Dixon and Mr. Farley, 75% of overall long-term incentive value for each Named Executive Officer was delivered as performance-vesting restricted stock units and 25% as time-vesting restricted stock awards in 2023. For Ms. Dixon, pursuant to her employment agreement, approximately 58.3% of overall long-term incentive value is delivered as performance-vesting restricted stock units and approximately 41.7% as time-vesting restricted stock awards. For Mr. Farley, pursuant to his employment agreement, approximately 35.7% of overall long-term incentive value is delivered as performance-vesting restricted stock units and approximately 64.3% as time-vesting restricted stock awards.

●	For Named Executive Officer Performance-Vesting Restricted Stock Units, Goals Set at Grant for Performance Measured Each Year of 2023-2025 Performance and Vesting Period — For each of our Named Executive Officers, the performance-vesting restricted stock units granted in 2023 will vest only if the Company meets or exceeds established Adjusted EPS and Adjusted EBITDA goals for each year of the 2023-2025 period, rather than measuring performance solely on a performance period three years out from grant. The Compensation Committee believes that structuring the awards to vest based on the Company’s actual Adjusted EPS and Adjusted EBITDA compared to Adjusted EPS and Adjusted EBITDA goals set contemporaneously with the grant date for the years ending December 31, 2023, 2024 and 2025 better aligns the Named Executive Officers’ compensation with achievement of the Company’s long-term growth strategy.

●	Maintained Certain Non-Financial Goals as Component of Annual Non-Equity Incentive Awards— Maintained non-financial goals focused on (i) patient safety and outcomes and (ii) initiatives to help enhance our technology capabilities as qualitative measures for determining annual cash incentive awards. The Compensation Committee determined the continuation of such non-financial goals as an incentive plan metric better aligns the Named Executive Officers’ compensation with the Company’s mission and values and facilitate long-term stockholder value creation.

See “EXECUTIVE COMPENSATION – Summary Compensation Table” for more information about the compensation paid to our Named Executive Officers.

Compensation Process and Philosophy

The Compensation Committee is responsible for discharging our Board of Directors’ responsibilities relating to the oversight, administration and approval of our compensation plans, policies and programs for our executive officers and directors. The primary responsibilities and duties of the Compensation Committee are described above in the section entitled “CORPORATE GOVERNANCE - Committees of the Board of Directors - Compensation Committee.”

Our executive compensation program seeks to:

●	Link the interests of management with those of our stockholders by encouraging stock ownership and aligning performance equity awards with key performance indicators aligned with long-term stockholder returns;

●	Attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive within the healthcare industry;

●	Recognize and reward senior management’s individual and collective efforts relating to the financial performance of the Company and creation of stockholder value through salary, annual cash incentives and long-term stock-based incentives; and

●	Manage compensation based on the individual’s level of skill, knowledge, effort and responsibility.

The Compensation Committee believes that the compensation of our executive officers should provide a competitive level of total compensation necessary to attract and retain talented and experienced executives, and motivate them to contribute to our success. The Compensation Committee has a pay-for-performance philosophy that works to align the interests of management with the interests of stockholders through the use of incentive compensation and an approach that puts a majority of the compensation of our Named Executive Officers at risk if the Company does not perform.

Our Compensation Committee reviews and approves, in advance, employment and similar arrangements or payments to be made to any executive officer. Historically, our Chief Executive Officer provided the Compensation Committee with input regarding the performance of and compensation recommendations for other executive officers based on his direct knowledge of their contributions during the year. Our Chief Executive Officer does not play any role with respect to the deliberations and determinations about his own compensation. Our Chief Executive Officer considers internal pay equity issues, individual contribution and performance, competitive pressures and our financial performance in making his recommendations to the Compensation Committee.

Our Compensation Committee believes that our executive compensation program should be internally consistent and equitable in order to achieve our compensation goals. The Compensation Committee relies on its collective judgment together with the information provided to it by management, the analyses and goals described above and the recommendations of our Chief Executive Officer. The Compensation Committee also considers the qualifications, length of service, experience, consistency of performance, position, responsibilities, individual performance and available competitive alternatives of our executives, their existing compensation and our financial resources, performance and prospects in determining appropriate levels of compensation for our executives.

Executive Compensation Practices

Highlighted below are some of the key elements of our compensation program that the Compensation Committee believes evidence strong corporate governance and alignment of our executive compensation with long-term stockholder interests.

What We Do

✓	Vast majority of pay is performance-based and not guaranteed

✓	Engage stockholders and seek feedback on our executive compensation program

✓	Apply stringent share ownership and share retention policies

✓	Use peer market data for benchmarking and calibration

✓	Consult with an independent compensation consultant

✓	Prohibit hedging and short sales by officers and directors

✓	Prohibit officers and directors from pledging Company stock or holding Company stock in a margin account

✓	Utilize double trigger severance agreements upon a change in control

✓	Conduct an annual risk assessment of our compensation program

✓	Have a Compensation Committee composed entirely of independent directors

✓	Separate Chief Executive Officer and Chairman of the Board

What We Don’t Do

X	No supplemental executive retirement plans

X	No stock option repricing or exchanges without stockholder approval

X	No excessive perquisites

X	No tax gross-ups related to change in control or otherwise

Role of Compensation Consultant

Since 2018, the Compensation Committee has retained Pay Governance to advise it with respect to the Company’s executive compensation program. The Compensation Committee has considered the relationships that Pay Governance has had with the Company, the members of the Compensation Committee and our executive officers, and has taken into account the factors required by NASDAQ to be considered when assessing a consultant’s independence. For 2023, after considering such relationships and factors, the Compensation Committee determined that the work of Pay Governance did not raise any conflicts of interest. Outside of their direct engagement by the Compensation Committee as independent compensation consultants to the Compensation Committee with respect to executive compensation matters, Pay Governance did not provide other services to the Company in 2023.

Peer Group Comparison

In late 2022, for purposes of setting 2023 compensation for our executive officers, Pay Governance assisted the Compensation Committee in establishing a peer group of publicly-traded healthcare companies generally similarly sized and with similar service offerings to us (the “2023 Peer Group”). The 2023 Peer Group consisted of the following companies:

● Amedisys, Inc.	● Oak Street Health, Inc.(1)
● AMN Healthcare Services, Inc.	● Option Care Health, Inc.
● Brookdale Senior Living Inc.	● Pediatrix Medical Group, Inc.
● Chemed Corporation	● Select Medical Holdings Corporation
● Encompass Health Corporation	● Surgery Partners, Inc.
● The Ensign Group, Inc.	● Universal Health Services, Inc.
● LHC Group, Inc.(1)

(1)	Ceased to be a publicly traded company during 2023.

The 2023 Peer Group was established using similar criteria for selection of the prior year’s peer group selected by our Compensation Committee, specifically: industry, market capitalization, revenue and revenue growth, and adjusting for mergers and acquisition activity among peers.

Executive Officer Transition

Mr. Duckworth resigned as the Company’s Chief Financial Officer effective July 10, 2023, but continued to provide transition advisory services through February 28, 2024. Ms. Dixon replaced Mr. Duckworth as the Company’s Chief Financial Officer effective July 10, 2023.

Laurence L. Harrod resigned as the Company’s Executive Vice President of Finance effective June 30, 2023, but continued to provide transition advisory services through December 31, 2023.

Christopher L. Howard retired as the Company’s Executive Vice President, General Counsel and Secretary effective July 26, 2023. Mr. Farley replaced Mr. Howard as the Company’s Executive Vice President, General Counsel and Secretary effective July 26, 2023.

See “EXECUTIVE COMPENSATION – Potential Payments Upon Termination or Change in Control under the Employment Agreements” for more information about the terms of the Employment Agreements for Ms. Dixon and Mr. Farley. See “EXECUTIVE COMPENSATION – Potential Payments Upon Termination or Change in Control under the Employment Agreements – Mr. Duckworth’s Payments related to his Resignation and – Mr. Harrod’s Payments related to his Resignation” for more information about the compensation or benefits received by Messrs. Duckworth and Harrod related to their transition from the Company.

Components of Executive Compensation

The components of our compensation program for executive officers include base salary, performance-based cash and equity incentive compensation, and time-based equity awards.

The following table summarizes the elements of our compensation program for our Named Executive Officers and provides information about each element:

Category of Compensation	Elements of Compensation	Metrics Used	Rationale for Compensation
Base Compensation	Base Salary	N/A	• Attract, retain, and motivate key executive talent • Provide income security • Recognizes different levels of responsibility

Short-Term Incentives	Annual Cash Payment	Adjusted EBITDA Adjusted EPS Non-Financial Goals	• Motivate and reward annual financial performance results • Encourages focus on Company’s mission and values

Long-Term Incentives	Time-Vesting and Performance-Vesting Equity Grants	Adjusted EPS Adjusted EBITDA	• Attract, retain, and motivate key executive talent • Align interests of executives and stockholders • Motivate and reward long-term financial performance • Encourage executive stock ownership

Benefits	Retirement Benefits Personal Benefits Severance & Change in Control Benefits	N/A	• Attract and retain key executive talent • Enhance executive productivity • Provide opportunity for financial security in retirement

As illustrated in the charts below and consistent with our pay-for-performance philosophy, 86% of Mr. Hunter’s total direct compensation for 2023 and, on average, 88% of the other non-CEO Named Executive Officers’ (other than Messrs. Duckworth and Harrod) total direct compensation for 2023 was performance-based pay, with a significant emphasis on long-term performance and stockholder value creation. For the purposes of these charts, total direct compensation includes base salary, actual non-equity incentive compensation and the grant date fair value of our annual equity grants made in 2023. The stock awards portion of these charts assume that target performance goals for performance-vesting restricted stock units issued in 2023 are attained during the 2023 performance period in accordance with ASC 718. See “EXECUTIVE COMPENSATION – Summary Compensation Table” for more information about the compensation paid to our Named Executive Officers.

Base Salary

Our Compensation Committee generally meets on an annual basis to review each Named Executive Officer’s base salary and to consider adjustments to each Named Executive Officer’s base salary for the following year. The base salaries under the employment agreements for our Named Executive Officers are subject to an annual review and potential increase in the sole discretion of the Compensation Committee.

In setting base salaries for 2023, the Compensation Committee reviewed the composition of the relevant peer group and discussed peer group information with the Compensation Committee’s independent compensation consultants. For setting 2023 base salaries, Mr. Hunter provided the Compensation Committee with an evaluation of the individual performance and roles and responsibilities of each executive officer other than herself.

The base salaries for the Named Executive Officers effective as of January 1, 2022 and 2023 were as follows:

Name	Base Salary As of January 1, 2022		Base Salary As of January 1, 2023		Percentage Increase
Christopher H. Hunter	$1,000,000	(1)	$1,000,000		0.0%
Heather Dixon	N/A		690,000	(2)	N/A
Brian P. Farley	N/A		550,000	(3)	N/A
John S. Hollinsworth	633,039		652,030		3.0%
David M. Duckworth	674,264		694,492		3.0%
Laurence L. Harrod	600,575		618,592		3.0%

(1) As of April 11, 2022, the effective date of his appointment as our Chief Executive Officer.

(2) As of July 10, 2023, the effective date of her appointment as our Chief Financial Officer.

(3) As of July 26, 2023, the effective date of his appointment as our Executive Vice President, General Counsel and Secretary.

See “EXECUTIVE COMPENSATION – Summary Compensation Table” for more information about the base salaries paid to our Named Executive Officers.

Annual Non-Equity Incentive Compensation

Annual non-equity incentive awards paid to our Named Executive Officers are a reward for the realization of established performance objectives. Our Compensation Committee annually adopts a cash bonus plan pursuant to the Company’s incentive compensation plan for each Named Executive Officer. The Compensation Committee generally meets in February or March to review whether and the extent to which performance objectives have been achieved for the prior year. All non-equity incentive awards are subject to the review and approval of the Compensation Committee, which has the discretion to adjust any and all such awards.

2023 Awards

Annual non-equity incentive compensation payable to our Named Executive Officers for 2023 was based 80% on the Company-wide measures Adjusted EBITDA and Adjusted EPS and 20% on achieving certain non-financial goals, with each of Adjusted EBITDA and Adjusted EPS determining 40% of the total incentive award. For 2023, the non-financial goals focused on the Compensation Committee’s assessments of (i) patient safety and outcomes and (ii) initiatives to help enhance our technology capabilities. The Compensation Committee used these measures for determining annual cash incentive awards because they are important measures of our performance and the performance of our management, they drive our success and growth and they are key criteria by which management plans and analyzes our business.

For purposes of determining 2023 non-equity incentive compensation, we define Adjusted EBITDA as the sum of the following: (a) net income (loss) from continuing operations, (b) interest expense, (c) income tax expense, (d) depreciation and amortization expense, (e) equity-based compensation expense, (f) transaction-related expenses (e.g. acquisition-related diligence and advisory costs, contract termination costs, etc.), (g) gain or loss on extinguishment of debt, (h) impairment and other non-cash gains and charges (e.g. gain or loss on disposal of property), (i) legal settlement costs, (j) severance and restructuring costs, and (k) gain or loss on foreign currency derivatives, as disclosed in or derived from the Company’s Annual Report on Form 10-K, press releases or other financial records, as appropriate. Adjusted EPS is defined as (a) adjusted income from continuing operations attributable to the Company divided by (b) diluted weighted-average shares outstanding. Adjusted income from continuing operations attributable to the Company is defined as the sum of (a) net income (loss) attributable to the Company; (b) income or loss from discontinued operations; and (c) provision for income taxes; plus the sum of (d) transaction-related expenses (e.g. acquisition-related diligence and advisory costs, contract termination costs, etc.); (e) gain or loss on extinguishment of debt; (f) impairment and other non-cash gains and charges (e.g. gain or loss on disposal of property); (g) legal settlement costs; (h) severance and restructuring costs; and (i) gain or loss on foreign currency derivatives; minus (j) adjusted income tax provision, as disclosed in or derived from the Company’s Annual Report on Form 10-K, press releases or other financial records, as appropriate. Adjusted EBITDA and Adjusted EPS are calculated net of non-equity incentive payments and excluding the impact of gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. A reconciliation of these non-GAAP financial measures can be found at the end of this Proxy Statement.

The Compensation Committee did not make any adjustments in determining Adjusted EBITDA and Adjusted EPS goals for 2023 compensation plan purposes. The Company produced strong operating results in 2023. Based on the Company’s financial performance in 2023, our executive officers realized above target payouts under cash and equity incentive programs.

The table below sets forth the threshold, target and maximum cash incentive award for 2023 (as a percentage of base salary) for each of the applicable Named Executive Officers.

Name	Threshold(1)	Target	Maximum
Christopher H. Hunter	62.5%	125%	250%
Heather Dixon	42.5%	85%	170%
Brian P. Farley	42.5%	85%	170%
John S. Hollinsworth	42.5%	85%	170%
David M. Duckworth	42.5%	85%	170%
Laurence L. Harrod	42.5%	85%	170%

(1) As described below, Named Executive Officers may receive an aggregate of less than the threshold percentage of their base salary listed above if performance exceeds the threshold level of one or more, but not all, of the applicable performance measures.

These target and maximum percentages are no less than the target and maximum percentages that each executive is eligible to earn (as a percentage of base salary) pursuant to the employment agreements entered into with each applicable executive.

The table below summarizes the performance measures and actual results applicable to our 2023 non-equity incentive awards. Straight-line interpolation is used to determine awards for performance between goal levels. Payout ranges reflect a percentage of a Named Executive Officer’s base salary.

	Weighting	Threshold	Target	Maximum	Actual	% of Target
(amounts in millions, other than EPS)
Performance Metric
Adjusted EBITDA	40%	$588.0	$653.3	$751.3	$680.4	104.2%
Adjusted EPS	40%	$2.93	$3.25	$3.74	$3.51	108.0%
Non-Financial Goals	20%	–	–	–	–	100.0%
Performance Range (as % of Target measure)		90%	100%	115%
Payout Range (CEO)		62.5%	125.0%	250.0%
Payout Range (other NEOs)		42.5%	85.0%	170.0%

For 2023, the non-financial goals focused on the Compensation Committee’s assessments of (i) patient safety and outcomes and (ii) initiatives to help enhance our technology capabilities. The patient safety and outcomes goal was measured based on patient experience evaluation results at our facilities and implementation of our selected electronic patient monitoring platform in certain of our facilities. The information technology (“IT”) initiatives goal was measured based on development of enterprise, full coverage networks at certain of our facilities and the completion of an enterprise cyber security maturity assessment.

In February 2024, the Compensation Committee evaluated whether and the extent to which the performance goals for the 2023 annual non-equity incentive awards had been achieved. As a result of 2023 performance, the Named Executive Officers listed below received the following cash incentive payments with respect to 2023. The resulting payout for our applicable Named Executive Officers as a percentage of target was 132.3%. Pursuant to the terms of that certain Separation and Consulting Agreement with the Company, upon his resignation as Executive Vice President of Finance, Mr. Harrod remained eligible to earn a prorated portion of his 2023 annual non-equity incentive award subject to actual achievement of the 2023 performance goals. Mr. Duckworth did not earn any portion of his 2023 annual non-equity incentive award due to his resignation from the Company in 2023.

Name	EBITDA Component	% of Target	EPS Component	% of Target	Non- Financial Component	% of Target	Total Cash Incentive Payment	% of Target
Christopher H. Hunter	$638,361	127.7	$765,306	153.1	$250,000	100.0	$1,653,667	132.3
Heather Dixon(1)	143,605	127.7	172,162	153.1	56,240	100.0	372,007	132.3
Brian P. Farley(2)	104,002	127.7	124,684	153.1	40,730	100.0	269,416	132.3
John S. Hollinsworth	283,037	127.7	339,372	153.1	110,845	100.0	733,204	132.3
Laurence L. Harrod(3)	136,100	127.7	163,165	153.1	53,301	100.0	352,566	132.3

(1) The amount payable to Ms. Dixon is a pro rata amount (47.9%) based on the date of her appointment as our Chief Financial Officer.

(2) The amount payable to Mr. Farley is a pro rata amount (43.6%) based on the date of his appointment as our Executive Vice President, General Counsel and Secretary.

(3) The amount payable to Mr. Harrod is a pro rata amount (50.7%) based on the date of his resignation as our Executive Vice President of Finance.

Equity-Based Compensation

Our Compensation Committee believes that time-vesting restricted stock and performance-vesting restricted stock units are key components to the compensation of our executive officers, and providing a mix of different types of equity awards is consistent with market practice for executive officers in our peer group. The Compensation Committee believes that time-vesting restricted stock and performance-vesting restricted stock units provide a substantial incentive to our Named Executive Officers by allowing them to directly participate in any increase in our long-term value. These incentives are intended to reward, motivate and retain the services of our Named Executive Officers. The Compensation Committee believes that a mix of equity awards aligns the interests of our Named Executive Officers with those of our stockholders and is consistent with our pay-for-performance philosophy. Equity-based awards are typically granted under the Company’s incentive compensation plan in March of each year.

Equity Awards Granted in 2023

The Compensation Committee has established Adjusted EPS and Adjusted EBITDA as the core long-term metrics for purposes of performance vesting equity awards for our Named Executive Officers and for 2023 delivered a substantial portion of equity awards as performance based, generally with 75% of awards being performance-vesting restricted stock units and 25% of awards being time-vesting restricted stock (other than for our two new executive officers). Pursuant to their respective employment agreements, 58% of Ms. Dixon’s awards were performance-vesting restricted stock units and 42% of her awards were time-vesting restricted stock and 36% of Mr. Farley’s awards were performance-vesting restricted stock units and 64% of his awards were time-vesting restricted stock. In addition, awards of equity-based compensation are subject to the following parameters:

●	Financial performance is measured annually, with Adjusted EPS and Adjusted EBITDA goals for each of the three years in the performance period set at the time of grant for each year of the three-year term of the award.

●	Shares earned based on Adjusted EPS and Adjusted EBITDA results are issued at the end of the three-year term of the award. The Compensation Committee believes that issuance of shares at the end of the three-year term increases the long-term orientation of the compensation program.

Effective May 9, 2023, the Compensation Committee approved annual grants of the following number of performance-vesting restricted stock units (subject to the achievement of certain performance goals and continued employment) and shares of time-vesting restricted stock under the Incentive Plan to our Named Executive Officers, except that the equity awards granted to Ms. Dixon and Mr. Farley occurred on July 25, 2023 and July 26, 2023, respectively, in connection with their appointment as executive officers of the Company.

Name	Performance-Vesting Restricted Stock Units	Time-Vesting Restricted Stock	Grant Date Fair Value of Stock Awards(1)
Christopher H. Hunter	51,871	17,290	$ 4,749,977
Heather Dixon	46,077	32,912	6,000,004
Brian P. Farley	10,000	18,000	2,126,880
John S. Hollinsworth	16,021	5,340	1,467,073
David M. Duckworth	17,064	5,688	1,562,607
Laurence L. Harrod	14,861	4,954	1,360,894

(1) Reflects the aggregate grant date fair value of such time-vesting restricted stock and performance-vesting restricted stock units, computed in accordance with ASC 718. The awards are described in more detail in the “EXECUTIVE COMPENSATION - Grants of Plan-Based Awards” section below.

The allocation among performance-vesting restricted stock units (generally 75% of the total equity award) and time-vesting restricted stock (generally 25% of the total equity award) is not based on a formula approach but reflects the Compensation Committee’s view that most equity-based incentives should be performance-based and at risk. The Named Executive Officers must be employed by the Company at the time the performance-vesting restricted stock units and/or time-vesting restricted stock vest in order to receive the shares of Common Stock underlying each award, except in the case of certain terminations of employment as discussed under the heading “Executive Compensation - Potential Payments Upon Termination or Change in Control under the Employment Agreements.” An executive who retires prior to issuance may receive a pro rata share of any earned awards based on the date of retirement. Pursuant to the terms of that certain Transition Agreement with the Company, upon his resignation as Chief Financial Officer, Mr. Duckworth’s 2021 award of performance-vesting restricted stock units subject to 2023 performance goals remained outstanding and eligible to vest based on actual achievement of the applicable performance conditions and certain other conditions, but Mr. Duckworth forfeited his rights to all other outstanding equity awards. Similarly, under the terms of that certain Separation and Consulting Agreement, Mr. Harrod forfeited his rights to all outstanding equity awards.

Performance-Vesting Restricted Stock Units. For the Named Executive Officers, the performance-vesting restricted stock units granted effective May 9, 2023 are earned in three equal annual installments based upon the achievement of a specified performance level of Adjusted EPS and Adjusted EBITDA for 2023, 2024, and 2025, but will not vest until the end of the full three-year period. On May 9, 2023, the Compensation Committee established the performance objectives for each of 2023, 2024 and 2025 for purposes of the vesting of restricted stock units. The Compensation Committee believes that Adjusted EPS and Adjusted EBITDA are the appropriate financial measures for determining vesting of performance-vesting restricted stock unit awards because each is an important measure of our performance and the performance of our management, each drives our success and growth, and each is a key criterion by which management plans and analyzes our business.

The number of shares of Common Stock that may be issued upon vesting of the performance-vesting restricted stock units ranges from 0% to 200% of the total number of units set forth above in accordance with a formula based on our Adjusted EPS and Adjusted EBITDA, equally-weighted between such measures. None of the performance-vesting restricted stock units will vest for performance below 90.0% of the specified Adjusted EPS. Unearned performance awards in the performance period are forfeited.

For 2023, the threshold award (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on the applicable performance period) for each applicable Named Executive Officer was 50%, the target award was 100% and the maximum award was 200%.

For purposes of our 2023 awards of performance-vesting restricted stock units, our target level Adjusted EPS was $3.25 and target level Adjusted EBITDA was $653.3 million. The table below sets forth the number of shares of Common Stock that each applicable Named Executive Officer was eligible to earn for 2023 (as a percentage of the number of performance-vesting restricted stock units eligible to be earned based on 2023 performance), subject to continued employment throughout the full three-year performance and vesting period, based upon the Company’s actual Adjusted EPS and Adjusted EBITDA for 2023. For example, if our actual Adjusted EPS and Adjusted EBITDA for 2023 was $3.25 and $653.3 million, respectively, each applicable Named Executive Officer would earn the number of shares of Common Stock equal to 100% of the number of performance-vesting restricted stock units applicable to 2023 performance (or one-third of the total shares granted).

Weighting	Adjusted EPS of $2.93 - $3.25	Adjusted EPS of $3.25 - $3.74	Adjusted EPS of $3.74 or Greater
50%	50% - 100%	100% - 200%	200%

Weighting	Adjusted EBITDA of $587.9m - $653.3m	Adjusted EBITDA of $653.3m - $751.3m	Adjusted EBITDA of $751.3m or Greater
50%	50% - 100%	100% - 200%	200%

In February 2024, the Compensation Committee evaluated whether and the extent to which the 2023 performance goals for the 2023 performance-vesting restricted stock unit awards had been achieved. The Compensation Committee determined that actual Adjusted EPS for 2023 was $3.51 and actual Adjusted EBITDA for 2023 was $680.4 million, resulting in approximately 153% and 128% of each portion of the 2023 performance-vesting restricted stock unit annual award being earned with respect to such measure as reflected in the table below (all of these earned shares are subject to continued time-based vesting through the full three-year period):

Name	2023 Performance- Vesting Restricted Stock Unit Grant	Target Shares Subject to 2023 Performance(1)	Shares Allocated to each Measure	Shares Earned per Adjusted EPS	Shares Earned per Adjusted EBITDA	Total Shares Earned for 2023 Performance
Christopher H. Hunter	51,871	17,290	8,645	13,232	11,037	24,269
Heather Dixon	46,077	15,360	7,680	11,755	9,805	21,560
Brian P. Farley	10,000	3,334	1,667	2,552	2,128	4,680
John S. Hollinsworth	16,021	5,340	2,670	4,087	3,409	7,496

(1) Amounts reflect one-third of the grant.

Messrs. Duckworth and Harrod did not earn any shares pursuant to the 2023 performance vesting restricted stock unit award due to their resignation from the Company in 2023.

Time-Vesting Restricted Stock. The time-vesting restricted stock granted in 2023 vests 25% per year on the four successive anniversaries of the date of grant.

2022 Performance-Vesting Restricted Stock Unit Awards Earned

On April 11, 2022, the Compensation Committee approved grants of the following number of performance-vesting restricted stock units under the Incentive Plan to our Named Executive Officers listed below:

Name	2022 Performance-Vesting Restricted Stock Units
Christopher H. Hunter	47,323
John S. Hollinsworth	15,128
David M. Duckworth	15,384
Laurence L. Harrod	13,398

The performance-vesting restricted stock units granted in 2022 are earned in three equal annual installments based upon the achievement of specified performance levels of Adjusted EPS and Adjusted EBITDA for 2022, 2023, and 2024. On May 12, 2022, the Compensation Committee established the performance objectives for each of 2022, 2023 and 2024 for purposes of the vesting of restricted stock units. The Compensation Committee believes that Adjusted EPS and Adjusted EBITDA are the appropriate financial measures for determining vesting of performance-vesting restricted stock unit awards because each is an important measure of our performance and the performance of our management, each drives our success and growth, and each is a key criterion by which management plans and analyzes our business.

The number of shares of Common Stock that may be issued upon vesting of the performance-vesting restricted stock units ranges from 0% to 200% of the total number of units set forth above in accordance with a formula based on our Adjusted EPS and Adjusted EBITDA, equally-weighted between such measures. None of the performance-vesting restricted stock units granted in 2022 will vest for performance below 90.0% of the specified Adjusted EPS. Unearned performance awards in the performance period are forfeited.

For 2023 performance under the 2022 performance-vesting restricted stock unit awards, the threshold award (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on 2022 performance) for each applicable Named Executive Officer was 50%, the target award was 100% and the maximum award was 200%.

For purposes of our 2022 awards of performance-vesting restricted stock units, our target level Adjusted EPS for 2023 was $3.38 and target level Adjusted EBITDA was $655.0 million. The table below sets forth the number of shares of Common Stock that each applicable Named Executive Officer was eligible to earn for 2023 performance under the 2022 performance-vesting restricted stock unit awards (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on 2023 performance), subject to continued employment throughout the performance period, based upon the Company’s actual Adjusted EPS and Adjusted EBITDA for 2023. For example, if our actual Adjusted EPS and Adjusted EBITDA for 2023 was $3.38 and $655.0 million, respectively, each applicable Named Executive Officer would earn the number of shares of Common Stock equal to 100% of the number of performance-vesting restricted stock units applicable to 2023 performance (or one-third of the total shares granted).

Weighting	Adjusted EPS of $3.04 - $3.38	Adjusted EPS of $3.38 - $3.89	Adjusted EPS of $3.89 or Greater
50%	50% - 100%	100% - 200%	200%

Weighting	Adjusted EBITDA of $589.5m - $655.0m	Adjusted EBITDA of $655.0m - $753.3m	Adjusted EBITDA of $753.3m or Greater
50%	50% - 100%	100% - 200%	200%

In February 2024, the Compensation Committee evaluated whether and the extent to which the 2023 performance goals for the 2022 performance-vesting restricted stock unit awards had been achieved. The Compensation Committee determined that actual Adjusted EPS for 2023 was $3.51 and actual Adjusted EBITDA for 2023 was $680.4 million, resulting in approximately 126% of each portion of the 2022 performance-vesting restricted stock unit annual award being earned with respect to such measure as reflected in the table below (all of these earned shares are subject to continued time-based vesting through the full three-year period):

Name	2022 Performance- Vesting Restricted Stock Unit Grant	Target Shares Subject to 2023 Performance(1)	Shares Allocated to each Measure	Shares Earned per Adjusted EPS	Shares Earned per Adjusted EBITDA	Total Shares Earned for 2023 Performance
Christopher H. Hunter	47,323	15,774	7,887	9,897	9,925	19,822
John S. Hollinsworth	15,128	5,042	2,521	3,164	3,172	6,336

(1) Amounts reflect one-third of the grant.

Messrs. Duckworth and Harrod did not earn any shares pursuant to the 2022 performance vesting restricted stock unit award due to their resignation from the Company in 2023.

2021 Performance-Vesting Restricted Stock Unit Awards Earned

On April 23, 2021, the Compensation Committee approved grants of the following number of performance-vesting restricted stock units under the Incentive Plan to our Named Executive Officers listed below:

Name	2021 Performance-Vesting Restricted Stock Units
John S. Hollinsworth	16,859
David M. Duckworth	15,961
Laurence L. Harrod	15,639

The performance-vesting restricted stock units granted effective April 23, 2021 are earned based upon the achievement of a specified performance level of Adjusted EPS for 2023. The Compensation Committee established, on the grant date, the performance objectives for 2023 for purposes of the vesting of restricted stock units.

The number of shares of Common Stock that may be issued upon vesting of the performance-vesting restricted stock units ranges from 0% to 200% of the total number of units set forth above in accordance with a formula based on our Adjusted EPS. None of the performance-vesting restricted stock units will vest for performance below 92.5% of the specified Adjusted EPS. Unearned performance awards in the performance period are forfeited.

For our 2021 awards of performance-vesting restricted stock units, the threshold award (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on the applicable performance period) for each applicable Named Executive Officer was 50%, the target award was 100% and the maximum award was 200%.

For purposes of our 2021 awards of performance-vesting restricted stock units to our Named Executive Officers listed below, our target level Adjusted EPS was $3.06. The table below sets forth the number of shares of Common Stock that that each applicable Named Executive Officer was eligible to earn for 2023 performance under the 2021 performance-vesting restricted stock unit awards (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on 2023 performance), subject to continued employment throughout the performance period, based upon the Company’s actual Adjusted EPS for 2023. For example, if our actual Adjusted EPS for 2023 was $3.06, each applicable Named Executive Officer would earn the number of shares of Common Stock equal to 100% of the number of performance-vesting restricted stock units granted.

Adjusted EPS of $2.83 - $3.06	Adjusted EPS of $3.06 - $3.29	Adjusted EPS of $3.29 or Greater
50% - 100%	100% - 200%	200%

In February 2024, the Compensation Committee evaluated whether and the extent to which the performance goals for the 2021 performance-vesting restricted stock unit awards had been achieved. The Compensation Committee determined that actual Adjusted EPS for 2023 was $3.51, resulting in 200% of the 2021 performance-vesting restricted stock unit annual award being earned as reflected in the table below:

Name	2021 Performance-Vesting Restricted Stock Units	Shares Earned Under 2021 Performance-Vesting Restricted Stock Units
John S. Hollinsworth	16,859	33,718
David M. Duckworth	15,961	31,922

(1) Amount reflects the grant multiplied by 200%.

Mr. Harrod did not earn any shares pursuant to the 2021 performance vesting restricted stock unit award due to his resignation from the Company in 2023.

Perquisites and other Benefits

We provide our Named Executive Officers with modest perquisites (less than $10,000 on an annual basis) that our Compensation Committee believes are reasonable and consistent with our overall executive compensation program. Our Compensation Committee believes that such perquisites help us to retain our executive personnel and allows them to operate more effectively.

Our Named Executive Officers are eligible for health and welfare benefits available to eligible Company employees during active employment under the same terms and conditions. These benefits include medical, dental, vision, short-term and long-term disability and group-term life insurance coverage. The Named Executive Officers also participate in a separate insurance plan that provides long term care benefits to the executives and their spouses. Our general policies applicable to all employees govern paid vacation and other time off for our Named Executive Officers.

Compensation Clawback Policy

If the Company is required to restate its financial statements as a result of misconduct, Section 304 of the Sarbanes-Oxley Act requires the Chief Executive Officer and the Chief Financial Officer to reimburse the Company for: (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the public issuance of the financial statements; and (ii) any profits realized from the sale of Company securities during those 12 months. On February 26, 2015, the Compensation Committee adopted and approved a compensation clawback policy applicable to performance-based equity awards issued to executive officers during and after 2015. Under the clawback policy, if a Named Executive Officer is determined by the Board to have engaged in fraud or misconduct contributing to restatement of the Company’s financial statements, the Board shall take appropriate action to address such events, including requiring (i) reimbursement of any equity securities that vested during the preceding three year period, including any proceeds from the sale of such securities, and (ii) cancellation of all unvested equity securities during such three-year period.

Furthermore, effective October 26, 2023, the Board of Directors adopted and approved the Policy Regarding the Mandatory Recovery of Compensation (the “Clawback Policy”), a copy of which is filed with our Annual Report on Form 10-K for the year ended December 31, 2023. The Clawback Policy is designed to comply with Section 10D of the Exchange Act, Exchange Act Rule 10D-1, and NASDAQ Stock Market Listing Rule 5608. Under the Clawback Policy, if we are required to prepare a restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Deferred Compensation Plan

On February 28, 2013, our Board adopted and approved the Acadia Healthcare Company, Inc. Deferred Compensation Plan, effective February 1, 2013 (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to provide tax-deferred compensation for our eligible employees, including executive officers. Deferred compensation plans are common in our industry and help in the recruitment and retention of top executive talent.

Under the Deferred Compensation Plan, participants may defer up to 50% of their annual base compensation and up to 100% of any performance-based compensation. Participants are fully vested in their deferral accounts as to amounts they elect to defer. No employer matching contributions are made to the Deferred Compensation Plan. Participants will be able to select from several fund choices and their deferred compensation account will increase or decrease in value in accordance with the performance of the funds selected. Participants may receive a distribution from the Deferred Compensation Plan upon a qualifying distribution event such as separation from service, disability, death, change in control or an unforeseeable emergency. Following a participant’s separation from the Company for any reason, the participant’s vested interest in the account is paid to the participant (or the participant’s beneficiary in the event of the participant’s death) either in a lump sum or up to ten annual installments, as elected by the participant. The Deferred Compensation Plan is intended to be an unfunded plan administered and maintained by the Company primarily for the purpose of providing deferred compensation benefits to participants.

Risk Assessment

In addition to overseeing the Company’s executive compensation program, the Compensation Committee considers the risk profile of the Company’s compensation policies and practices for all employees. The Compensation Committee has concluded that the Company’s compensation program does not encourage excessive or inappropriate risk taking and determined that such program is not reasonably likely to have a material adverse impact on the Company. See “CORPORATE GOVERNANCE – Risk Oversight” for more information about the Board’s role in our risk management process.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits to $1 million per year income tax deductions available to publicly held corporations for compensation paid to the corporation’s CEO, CFO, certain other NEOs, and certain former NEOs (each a “Covered Executive”). As a result, most compensation in excess of $1 million paid to our Covered Executives is not deductible.

The Compensation Committee has considered the effect of Section 162(m) on the Company’s executive compensation program. The Compensation Committee exercises discretion in setting base salaries, structuring incentive compensation awards and in determining payments in relation to levels of achievement of performance goals. The Compensation Committee believes that the total compensation program for Covered Executives should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, some of the compensation paid by the Company may not be deductible because such compensation exceeds the limitations for deductibility under Section 162(m).

Stock Ownership Guidelines, Insider Trading Policy, Hedging and Pledging

In March 2012, the Board of Directors adopted stock ownership guidelines for non-management directors. The guidelines require that each non-management director hold an investment position in our Common Stock equal in value to five times the annual cash retainer (exclusive of any Board committee retainers) paid to non-management directors. The guidelines provide for a five-year transition period during which directors can attain the required ownership. As of December 31, 2023, all of our non-management directors not in a transition period satisfied the applicable stock ownership guidelines.

In December 2014, the Board of Directors adopted stock ownership guidelines for certain designated officers. The guidelines require that the Named Executive Officers hold an investment position in our Common Stock equal to the following multiples of annual base salary:

Position	Fair Market Value of Stock Holdings as a Multiple of Base Salary
Chief Executive Officer	5x
Other Named Executive Officers	3x

The guidelines provide for a five-year transition period during which executive officers can attain the required ownership. If an executive officer becomes subject to a greater ownership threshold due to an increase in the amount of his or her annual base salary, the executive officer must satisfy the greater ownership threshold within the later of the original five-year transition period or two years from the effective date of the increase in annual base salary. As of December 31, 2023, all of our Named Executive Officers not in a transition period satisfied the applicable stock ownership guidelines.

Pursuant to the stock ownership guidelines applicable to non-management directors and executive officers, ownership of the following shares of Common Stock (“Qualified Shares”) are counted toward the satisfaction of the applicable ownership requirements: (i) shares owned directly by the non-management director or the executive officer; (ii) shares owned indirectly (e.g. by a spouse or in trust); (iii) restricted shares, including restricted shares that have been granted but that have not vested; (iv) shares issuable upon the settlement of vested performance-vesting restricted stock units; and (v) shares obtained through stock option exercises. For the avoidance of doubt, shares that underlie unexercised options, whether or not vested, will not be deemed to be Qualified Shares.

We maintain an insider trading policy that governs transactions in our securities by directors, officers and other employees. Among other provisions, the policy prohibits “short-selling” of any equity security of the Company and any hedging transactions. Directors and officers are also prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Termination and Change-in-Control Arrangements

Under the terms of the compensation plans and employment agreements with the Named Executive Officers, the Named Executive Officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment. The specific terms of these arrangements are discussed under the heading “Executive Compensation - Potential Payments Upon Termination or Change in Control under the Employment Agreements.” The Compensation Committee believes that these arrangements are appropriate and necessary to attract and retain talented senior executives. The Compensation Committee believes that the potential payments and benefits provide security and encourage retention in the event of an actual or potential change in control, such as a sale or “hostile” takeover. The absence of such arrangements could impact our ability to hire talented executives and an executive’s willingness to work through a merger or sale transaction which could be beneficial to our stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Wade D. Miquelon, Chairman
Michael J. Fucci
Vicky B. Gregg

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table reflects the compensation paid or accrued by us with respect to each of the Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Christopher H. Hunter Chief Executive Officer	2023 2022	$1,000,000 1,000,000	$– –	$4,749,977 4,500,022	$1,653,667 915,202	$962 –	$7,404,606 6,415,224
Heather Dixon(4) Chief Financial Officer	2023	305,192	–	6,000,004	372,007	–	6,677,203
Brian P. Farley(5) Executive Vice President, General Counsel and Secretary	2023	217,885	–	2,126,880	269,416	50,403	2,664,584
John S. Hollinsworth Executive Vice President of Operations	2023 2022 2021	652,030 633,039 614,601	– – –	1,467,073 1,793,884 2,033,824	733,204 678,287 969,903	10,960 9,331 6,437	2,863,267 3,114,541 3,624,765
David M. Duckworth Former Chief Financial Officer	2023 2022 2021	487,925(6) 674,264 654,625	– – –	1,562,607 1,803,013 1,941,749	– 722,458 1,033,065	62,673 24,663 21,463	2,113,205 3,224,398 3,650,902
Laurence L. Harrod Former Executive Vice President of Finance	2023 2022 2021	394,947(7) 600,575 583,083	– – 410,000(8)	1,360,894 1,601,401 1,886,643	352,566 643,503 920,164	19,255 9,619 6,764	2,127,662 2,855,098 3,806,654

__________

(1)	Reflects the aggregate grant date fair value of time-vesting restricted stock and performance-vesting restricted stock units granted to each applicable Named Executive Officer pursuant to the Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” or ASC 718. The awards are described in more detail in the Grants of Plan-Based Awards section below. See Note 17 to the Consolidated Financial Statements contained in the Company’s 2023 Annual Report on Form 10-K for assumptions relevant to the valuation of stock awards. With respect to annual grants of performance-vesting restricted stock units, other than the 2021 performance-vesting restricted stock unit awards, the units vest over three years and the amounts for a given year assume that the performance goals are attained during a respective annual performance period in accordance with ASC 718. With respect to annual grants of performance-vesting restricted stock units in 2021, the units vest based upon the achievement of specified performance goals in 2023, and the amounts assume that such performance goals are attained during such performance period in accordance with ASC 718.

The amounts relating to performance-vesting restricted stock unit awards for 2023 represent the sum of the grant date fair value of the target number of shares that may be earned pursuant to the target amount of the 2023 performance-vesting restricted stock unit award.

The amounts relating to performance-vesting restricted stock unit awards for 2022 represent the sum of the grant date fair value of the target number of shares that may be earned pursuant to (a) the target amount of the 2022 performance-vesting restricted stock unit award, and (b) the third tranche of the 2020 performance-vesting restricted stock unit award, as applicable to each Named Executive Officer.

The amounts relating to performance-vesting restricted stock unit awards for 2021 represent the sum of the grant date fair value of the target number of shares that may be earned pursuant to (a) the target amount of the 2021 performance-vesting restricted stock unit award, (b) the second tranche of the 2020 performance-vesting restricted stock unit award and (c) the third tranche of the 2019 performance-vesting restricted stock unit award, as applicable to each Named Executive Officer.

Assuming that the maximum performance goals are attained during a respective annual performance period in accordance with ASC 718 for the applicable tranche of the performance-vesting restricted stock units granted in 2023, 2022 and 2021, (i) the aggregate grant date fair value of the annual grants of performance-vesting restricted stock units would have been, and (ii) the aggregate grant date fair value of the total stock awards (including awards of both time-vesting restricted stock and performance-vesting restricted stock units) would have been:

Name	Year	2023 RSU Awards	2022 RSU Awards	2021 RSU Awards	2020 RSU Awards	2019 RSU Awards	Total RSU Awards	Total Stock Awards
Christopher H. Hunter	2023	$ 7,125,001	$ –	$ –	$ –	$ –	$ 7,125,001	$ 8,312,478
	2022	–	7,000,018	–	–	–	7,000,018	8,000,031
Heather Dixon	2023	7,000,018	–	–	–	–	7,000,018	9,500,013
Brian P. Farley	2023	1,519,200	–	–	–	–	1,519,200	2,886,480
John S. Hollinsworth	2023	2,200,645	–	–	–	–	2,200,645	2,567,396
	2022	–	2,237,734	–	604,073	–	2,841,807	3,214,787
	2021	–	–	2,074,331	604,030	697,802	3,376,164	3,721,906
David M. Duckworth	2023	2,343,911	–	–	–	–	2,343,911	2,734,563
	2022	–	2,275,601	–	571,891	–	2,847,492	3,226,759
	2021	–	–	2,021,793	571,891	693,193	3,228,925	3,556,212
Laurence L.	2023	2,041,307	–	–	–	–	2,041,307	2,381,548
Harrod	2022	–	1,981,832	–	560,358	–	2,542,191	2,872,496
	2021	–	–	1,924,223	560,316	647,339	3,131,878	3,452,582

See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS - Components of Executive Compensation - Equity-Based Compensation” for more information about the time-vesting restricted stock and performance-vesting restricted stock units.

(2)	Reflects cash awards earned during the years indicated under the Incentive Plan. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS - Components of Executive Compensation - Annual Non-Equity Incentive Compensation” for more information.

(3)	Represents certain long term care insurance benefits and 401(k) plan matching contributions by the Company to each Named Executive Officer, other than Ms. Dixon and Mr. Farley. For Mr. Farley, amounts include relocation benefits of $50,403. For Messrs. Duckworth and Harrod, amounts shown in this column for 2023 include unused paid time off and sick pay of $46,264 and $10,254, respectively, accrued through their resignation date.

(4)	Ms. Dixon was appointed Chief Financial Officer effective July 10, 2023.

(5)	Mr. Farley was appointed Executive Vice President, General Counsel and Secretary effective July 26, 2023.

(6)	Includes $57,874 paid to Mr. Duckworth in his capacity as a consultant to the Company following his resignation as Chief Financial Officer effective July 10, 2023.

(7)	Includes $61,859 paid to Mr. Harrod in his capacity as a consultant to the Company following his resignation as Executive Vice President of Finance effective June 30, 2023.

(8)	Reflects Mr. Harrod’s second anniversary retention bonus pursuant to the terms of his Employment Agreement.

Grants of Plan-Based Awards

The following table sets forth certain information regarding plan-based awards granted to the Named Executive Officers during 2023:

									All Other
									Stock
									Awards:
									Number of	Grant Date Fair
			Estimated Possible Payouts Under Non-			Estimated Future Payouts Under			Shares of	Value of Stock
		Grant	Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or	and Option
Name	Type	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Awards(4)
Christopher H. Hunter	Bonus	N/A	$ 625,000	$ 1,250,000	$ 2,500,000	–	–	–	–	$ –
	RSA	5/9/23	–	–	–	–	–	–	17,290	1,187,477
	2023 RSU	5/9/23	–	–	–	25,936	51,871	103,742	–	3,562,500	(5)
Heather Dixon	Bonus	N/A	293,250	586,500	1,173,000	–	–	–	–	–
	RSA	7/25/23	–	–	–	–	–	–	32,912	2,499,996
	2023 RSU	7/25/23	–	–	–	23,039	46,077	92,154	–	3,500,009	(5)
Brian P. Farley	Bonus	N/A	233,750	467,500	935,000	–	–	–	–	–
	RSA	7/25/26	–	–	–	–	–	–	18,000	1,367,280
	2023 RSU	7/25/26	–	–	–	5,000	10,000	20,000	–	759,600	(5)
John S. Hollinsworth	Bonus	N/A	277,113	554,226	1,108,451	–	–	–	–	–
	RSA	5/9/23	–	–	–	–	–	–	5,340	366,751
	2023 RSU	5/9/23	–	–	–	8,011	16,021	32,042	–	1,100,322	(5)
David M. Duckworth	Bonus	N/A	295,159	590,318	1,180,636	–	–	–	–	–
	RSA	5/9/23	–	–	–	–	–	–	5,688	390,652
	2022 RSU	5/9/23	–	–	–	8,532	17,064	34,128	–	1,171,956	(5)
Laurence L. Harrod	Bonus	N/A	262,902	525,803	1,051,606	–	–	–	–	–
	RSA	5/9/23	–	–	–	–	–	–	4,954	340,241
	2022 RSU	5/9/23	–	–	–	7,431	14,861	29,722	–	1,020,653	(5)

(1)	The estimated payouts shown reflect non-equity incentive awards granted under the Incentive Plan, where receipt is contingent upon the achievement of specified performance goals. The amounts in the “Threshold” column assume threshold performance for all of the specified performance goals. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Annual Non-Equity Incentive Compensation” for more information about the awards.

(2)	Reflects the number of shares of Common Stock issuable upon vesting of performance-vesting restricted stock units granted under the Incentive Plan. The performance-vesting restricted stock units granted in 2023 to all applicable Named Executive Officers are earned based upon the achievement of certain performance goals in 2023, 2024 and 2025, and continued employment. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation - Equity-Based Compensation” for more information about the performance-vesting restricted stock units.

(3)	Reflects shares of time-vesting restricted stock granted to all Named Executive Officers under the Incentive Plan, which will vest in four equal annual installments commencing one year after the date of grant.

(4)	Reflects the aggregate grant date fair value computed in accordance with ASC 718.

(5)	The amounts shown reflect the grant date fair value of the target number of shares subject to the 2023 annual award of performance-vesting restricted stock units assuming that target performance goals are attained during the performance period in accordance with ASC 718, continued employment throughout the performance period. For additional information, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation - Equity Awards Granted in 2023.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the applicable Named Executive Officers regarding outstanding equity awards as of December 31, 2023 that represent potential amounts that may be realized in the future:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(1)		Option	Option	Number of Shares or Units of Stock That		Market Value of Shares or Units of Stock Held	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights
Name	(Exercisable)	(Unexercisable)	Exercise Price	Expiration Date	Have Not Vested		that Have Not Vested(2)	That Have Not Vested		That Have Not Vested(2)
Christopher H. Hunter	—	—	$—	—	10,141	(3)	$788,564	—		$—
	—	—	—	—	—		—	94,646	(4)	7,359,673
	—	—	—	—	17,290	(5)	1,344,470	—		—
	—	—	—	—	—		—	103,742	(6)	8,066,978
Heather Dixon	—	—	—	—	32,912	(7)	2,559,237	—		—
	—	—	—	—	—		—	92,154	(6)	7,165,895
Brian P. Farley	—	—	—	—	18,000	(8)	1,399,680	—		—
	—	—	—	—	—		—	10,000	(6)	777,600
John S. Hollinsworth	5,000	—	28.25	3/7/29	—		—	—		—
	—	—	—	—	7,124	(9)	553,962	—		—
	—	—	—	—	2,810	(10)	218,506	—		—
	—	—	—	—	—		—	33,718	(11)	2,621,912
	—	—	—	—	3,783	(3)	294,166	—		—
	—	—	—	—	—		—	30,256	(4)	2,352,707
	—	—	—	—	5,340	(5)	415,238	—		—
	—	—	—	—	—		—	32,042	(6)	2,491,586
David M. Duckworth	—	—	—	—	—		—	31,922	(11)	2,482,255
Laurence L. Harrod	—	—	—	—	—		—	—		—

(1)	The amounts shown reflect stock options granted under the Incentive Plan.

(2)	Based on the closing sales price of our Common Stock of $77.76 on The NASDAQ Global Select Market on December 29, 2023.

(3)	One-third of these shares of time-vesting restricted stock vest on each of April 11, 2024, April 11, 2025 and April 11, 2026.

(4)	Reflects the aggregate maximum number of shares that will vest upon the achievement of certain performance goals established for the annual award of performance-vesting restricted stock units granted in 2022 under the Incentive Plan and continued employment. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation –2022 Performance-Vesting Restricted Stock Unit Awards Earned” for more information about the performance-vesting restricted stock units.

(5)	One-fourth of these shares of time-vesting restricted stock vest on each of May 9, 2024, May 9, 2025, May 9, 2026 and May 9, 2027.

(6)	Reflects the aggregate maximum number of shares that will vest upon the achievement of certain performance goals established for the annual award of performance-vesting restricted stock units granted in 2023 under the Incentive Plan and continued employment. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation – Equity Awards Granted in 2023” for more information about the performance-vesting restricted stock units.

(7)	One-fourth of these shares of time-vesting restricted stock vest on each of July 25, 2024, July 25, 2025, July 25, 2026 and July 25, 2027.

(8)	One-fourth of these shares of time-vesting restricted stock vest on each of July 26, 2024, July 26, 2025, July 26, 2026 and July 26, 2027.

(9)	These shares of time-vesting restricted stock vest on March 24, 2024.

(10)	One-half of these shares of time-vesting restricted stock vest on each of April 23, 2024 and April 23, 2025.

(11)	Reflects the aggregate maximum number of shares that will vest upon the achievement of certain performance goals established for the annual award of performance-vesting restricted stock units granted in 2021 under the Incentive Plan and continued employment. See the section in our Proxy Statement dated April 8, 2022 entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation – Equity Awards Granted in 2021” for more information about the performance-vesting restricted stock units.

Option Exercises and Stock Vested

The Named Executive Officers did not exercise options during 2023. The following table shows the amounts received by the applicable Named Executive Officers upon the exercise of stock options or the vesting of time-vesting restricted stock and performance-vesting restricted stock units during 2023:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Christopher H. Hunter	3,380	$247,653	(1)
Heather Dixon	–	–
Brian P. Farley	–	–
John S. Hollinsworth	206,225	16,677,416	(2)
	1,260	92,320	(1)
	1,405	103,563	(3)
	7,123	494,621	(4)
	5,000	366,700	(5)
	2,835	218,210	(6)
David M. Duckworth	195,248	15,789,706	(2)
	1,282	93,932	(1)
	1,330	98,034	(3)
	6,744	468,303	(4)
	2,407	169,718	(7)
Laurence L. Harrod	191,301	15,470,512	(2)
	1,116	81,769	(1)
	1,303	96,044	(3)
	6,608	458,860	(4)

(1)	Based on the closing sales price of our Common Stock of $73.27 on the NASDAQ Global Select Market on April 10, 2023, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(2)	Based on the closing sales price of our Common Stock of $80.87 on The NASDAQ Global Select Market on February 21, 2023, the date that the performance-vesting restricted stock units vested. See the section entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation – 2020 Annual Awards” in our Proxy Statement dated March 24, 2021 for more information about the performance-vesting restricted stock units.

(3)	Based on the closing sales price of our Common Stock of $73.71 on The NASDAQ Global Select Market on April 21, 2023, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(4)	Based on the closing sales price of our Common Stock of $69.44 on The NASDAQ Global Select Market on March 23, 2023, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(5)	Based on the closing sales price of our Common Stock of $73.34 on The NASDAQ Global Select Market on March 6, 2023, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(6)	Based on the closing sales price of our Common Stock of $76.97 on The NASDAQ Global Select Market on August 11, 2023, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(7)	Based on the closing sales price of our Common Stock of $70.51 on The NASDAQ Global Select Market on May 1, 2023, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

Nonqualified Deferred Compensation

The following table shows the activity during 2023 and the aggregate balances held by each of our Named Executive Officers at December 31, 2023 under the Deferred Compensation Plan.

Name	Executive Contributions in 2023($)(1)	Company Contributions in 2023($)	Aggregate Earnings in 2023($)	Aggregate Withdrawals / Distributions($)	Aggregate Balance at December 31, 2023($)(2)
Christopher H. Hunter	$–	$–	$–	$–	$–
Heather Dixon	–	–	–	–	–
Brian P. Farley	–	–	–	–	–
John S. Hollinsworth	58,369	–	14,762	–	125,428
David M. Duckworth	148,319	–	310,959	–	2,184,906
Laurence L. Harrod	693,007	–	257,631	–	2,620,814

(1)	These amounts are included in the Summary Compensation Table above.
(2)	All amounts other than 2023 earnings are included in the Summary Compensation Table above.

Under the plan, participants may defer up to 50% of their annual base compensation and up to 100% of any performance-based compensation. Participants are fully vested in their deferral accounts as to amounts they elect to defer. No employer matching contributions are made to the Deferred Compensation Plan. Participants will be able to select from several fund choices and their deferred compensation account will increase or decrease in value in accordance with the performance of the funds selected. Participants may receive a distribution from the Deferred Compensation Plan upon a qualifying distribution event such as separation from service, disability, death, change in control or an unforeseeable emergency or on a specified date selected by a participant. Following a participant’s separation from the Company for any reason, the participant’s vested interest in the account is paid to the participant (or the participant’s beneficiary in the event of the participant’s death) either in a lump sum or up to ten annual installments, as elected by the participant. The Deferred Compensation Plan is intended to be an unfunded plan administered and maintained by the Company primarily for the purpose of providing deferred compensation benefits to participants.

Potential Payments Upon Termination or Change in Control under the Employment Agreements

We entered into an employment agreement with Mr. Hunter effective April 11, 2022, with Ms. Dixon effective July 10, 2023, with Mr. Farley effective July 26, 2023, and with Mr. Hollinsworth effective July 15, 2019 (collectively, the “Employment Agreements”). A summary of the Employment Agreements for each applicable Named Executive Officer is provided below. For more information about the compensation or benefits received by Messrs. Duckworth and Harrod related to their transition from the Company, see “EXECUTIVE COMPENSATION – Potential Payments Upon Termination or Change in Control under the Employment Agreements – Mr. Duckworth’s Payments related to his Resignation and – Mr. Harrod’s Payments related to his Resignation”.

Compensation and Benefits

The base salaries under the Employment Agreements are subject to an annual increase in the sole discretion of our Board. In addition to base salary, under the Employment Agreements the executives are entitled to participate, in their sole discretion, in all of our employee benefit programs for which senior executive employees are generally eligible. Each executive is also reimbursed for reasonable expenses incurred in connection with services performed under each executive’s Employment Agreement.

Non-Competition and Non-Solicitation

During the term of each Employment Agreement and for 12 months thereafter (in the case of Ms. Dixon and Messrs. Farley and Hollinsworth) or 24 months thereafter (in the case of Mr. Hunter), each such executive is prohibited from (i) directly or indirectly managing, controlling, consulting, rendering services for or participating, engaging or owning an interest in any business which derives 25% of its gross revenue from the business of providing behavioral healthcare and/or related services and (ii) directly or indirectly managing, controlling, rendering services for or participating or consulting with any unit, division, segment or subsidiary of any other business that engages in or otherwise competes with (or was organized for the purpose of engaging in or competing with) the business of providing behavioral healthcare and/or related services (subject to certain exceptions), in each case within any geographical area in which we engage in such businesses. During the term of each Employment Agreement and for 12 months thereafter (in the case of Ms. Dixon and Messrs. Farley and Hollinsworth) or 24 months thereafter (in the case of Mr. Hunter), each such executive is prohibited from directly or indirectly soliciting or hiring any employee or independent contractor of ours or directly or indirectly soliciting any customer, supplier, licensee, licensor or other business relation of ours. For Mr. Hunter, his non-compete and non-solicitation periods are reduced to 18 months if he is terminated without “Cause” or resigns with “Good Reason” during the period beginning 3 months prior to and 18 months following a “Change in Control” of the Company (the “Change in Control Period”). In addition, the executives are subject to customary confidentiality and non-disparagement obligations both during and following their employment with the Company.

Retention Bonus

Under the Employment Agreements for Ms. Dixon and Mr. Farley, each is entitled to receive a retention bonus equal to $300,000 and $400,000, respectively, for continued service through March 31, 2024.

Severance

Under the Employment Agreements for Ms. Dixon and Messrs. Farley, Hollinsworth and Hunter, if the executive is terminated without “Cause” or resigns with “Good Reason,” such executive is generally entitled to receive (subject to the satisfaction of certain conditions):

●	Such executive’s base salary through the termination date;

●	Any accrued but unpaid cash bonus with respect to a completed performance period, and, for Ms. Dixon and Mr. Farley, any unpaid retention bonus;

●	Any unused and unpaid time off and sick pay accrued through the termination date, any incurred but unreimbursed business expenses as of the termination date, and all other payments, benefits or fringe benefits pursuant to any applicable compensation arrangement as of the termination date;

●	For Mr. Hunter, an amount equal to one and a half (1.5) times, and two (2) times, his base salary and target cash bonus as in effect on the termination date, depending on whether such termination occurs outside, or during, the Change of Control Period, respectively;

●	For Ms. Dixon and Messrs. Farley and Hollinsworth, an amount equal to such executive’s base salary and target cash bonus as in effect on the termination date;

●	For Ms. Dixon and Messrs. Farley and Hollinsworth, a prorated cash bonus amount for the calendar year in which the termination occurs, determined as if all of the subjective performance objectives for such year have been achieved at the target level;

●	An amount equal to the after-tax cost of the premiums for continued health and dental insurance for the executive and/or his or her dependents in accordance with COBRA for a specified period;

●	For Mr. Hunter, either full accelerated vesting of a prorated portion of outstanding performance-vesting equity awards (with outstanding performance conditions deemed satisfied at target levels) or delay of vesting and forfeiture of a prorated portion of outstanding performance-vesting equity awards, depending on whether such termination occurs outside, or during, the Change of Control Period, respectively; and

●	For Ms. Dixon and Messrs. Farley and Hollinsworth, full and immediate vesting of the time-vesting components of such executive’s outstanding annual equity and equity-based awards, and delay of vesting and forfeiture of such executive’s outstanding annual equity and equity-based awards that are subject to performance-vesting criteria (all such payments collectively, the “New Termination Payments”).

“Cause” (as defined in the Employment Agreements for Mr. Hunter) means the occurrence of one or more of the following with respect to the applicable executive; provided that no determination of “Cause” may be made under certain circumstances until Mr. Hunter has been given written notice detailing the specific Cause event and a period of thirty (30) business days following receipt of such notice to cure such event:

●	the arrest and indictment for, conviction of or plea of nolo contendere to a felony or other crime involving moral turpitude or the conviction of any crime involving misappropriation, embezzlement or fraud with respect to the Company or any of its subsidiaries or any of their customers, suppliers or other business relations;

●	willful conduct outside the scope of his duties and responsibilities under his Employment Agreement that causes the Company or any of its subsidiaries substantial public disgrace or disrepute or demonstrable economic harm;

●	repeated failure to perform duties consistent with his Employment Agreement as reasonably directed by the Board;

●	any willful act or knowing omission of aiding or abetting a competitor of the Company or any of its subsidiaries to the disadvantage or detriment of the Company or any of its subsidiaries;

●	material breach of fiduciary duty or gross negligence in the performance of his duties to the Company or any of its subsidiaries;

●	intentional misconduct in the performance of his duties to the Company or any of its subsidiaries;

●	an administrative or other proceeding arising as a result of his action that results in his suspension or debarment from participation in any contracts with, or programs of, the United States or any of the fifty states or any agency or department thereof, or any finding of a governmental agency that he personally has engaged in misconduct in connection with his employment by the Company;

●	any other material breach by him of his Employment Agreement or material breach of any other agreement between him and the Company or any of its subsidiaries or any written policy of the Company or any of its subsidiaries; or

●	failure by him to, or notification from him of his intent not to, relocate to the greater Nashville, Tennessee area as requested by the Board.

“Cause” (as defined in the Employment Agreements for Ms. Dixon and Mr. Farley) means the occurrence of one or more of the following with respect to the applicable executive:

●	the conviction of or plea of nolo contendere to a felony or other crime involving moral turpitude or the conviction of any crime involving misappropriation, embezzlement or fraud with respect to the Company or any of its subsidiaries or any of their customers, suppliers or other business relations;

●	conduct outside the scope of such executive’s duties and responsibilities under such Employment Agreement that causes the Company or any of its subsidiaries substantial public disgrace or disrepute or economic harm;

●	repeated failure to perform duties consistent with such Employment Agreement as reasonably directed by the Board;

●	any act or knowing omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company or any of its subsidiaries;

●	breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its subsidiaries;

●	an administrative or other proceeding resulting in the suspension or debarment of such executive from participation in any contracts with, or programs of, the United States or any individual state or any agency or department thereof; or

●	any other material breach by such executive of such Employment Agreement or any other agreement between such executive and us, which is not cured to the reasonable satisfaction of the Board within thirty (30) days after written notice thereof to such executive.

“Cause” (as defined in the Employment Agreements for Mr. Hollinsworth) means the occurrence of one or more of the following with respect to such executive; provided that no determination of “Cause” may be made until such executive has been given written notice detailing the specific Cause event and a period of fifteen (15) business days following receipt of such notice to cure such event:

●	the conviction of or plea of nolo contendere to a felony or the conviction of any crime involving misappropriation, embezzlement or fraud with respect to the Company or any of its subsidiaries or any of their customers, suppliers or other business relations;

●	willful conduct outside the scope of such executive’s duties and responsibilities under his Employment Agreement that causes the Company or any of its subsidiaries substantial public disgrace or disrepute or demonstrable economic harm;

●	repeated failure to perform duties consistent with his Employment Agreement as reasonably directed by the Board;

●	any willful act or knowing omission of aiding or abetting a competitor of ours to our disadvantage or detriment;

●	material breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its subsidiaries;

●	an administrative or other proceeding arising as a result of such executive’s actions that results in the suspension or debarment of such executive from participation in any contracts with, or programs of, the United States or any individual state or any agency or department thereof, or any finding of a governmental agency that such executive personally has engaged in misconduct in connection with her employment by the Company or any predecessor employer; or

●	any other material breach by such executive of his Employment Agreement or any other agreement between such executive and the Company or any of its subsidiaries.

“Good Reason” (as defined in the Employment Agreements) means if the applicable executive resigns his or her employment with the Company as a result of one or more of the following actions (in each case taken without the executive’s written consent): (i) a reduction in such executive’s base salary; (ii) a material diminution of such executive’s job duties or responsibilities inconsistent with the executive’s position; (iii) any other material breach by the Company of such Employment Agreement; or (iv) a relocation of the Company’s principal executive offices and corporate headquarters outside of a 30-mile radius of Nashville, Tennessee, or in the case of Ms. Dixon and Mr. Farley, Franklin, Tennessee, following relocation thereto in accordance with such Employment Agreement; provided that, none of the events described in clauses (i) through (iv) shall constitute Good Reason unless such executive shall have notified us in writing describing the event which constitutes Good Reason within ninety (90) days after the occurrence of such event and then only if we shall have failed to cure such event within thirty (30) days after our receipt of such written notice and such executive elects to terminate his or her employment as a result at the end of such thirty (30) day period.

If an executive that is party to an Employment Agreement dies or becomes disabled, such executive is entitled to the Old Termination Payments (other than the amount equal to a multiple of the target annual cash bonus amount and the amount equal to a multiple of such executive’s base salary as in effect on the termination date) or New Termination Payments, as applicable; provided, that in the case of Mr. Hunter, his payment with respect to the annual cash bonus shall be a prorated cash bonus amount for the calendar year in which the termination occurs and he shall forfeit all outstanding equity awards other than a prorated portion of outstanding performance-vesting equity awards subject to the performance period preceding the termination date, and in the case of Ms. Dixon and Mr. Farley, such executive shall forfeit all outstanding equity awards. In the event that an executive becomes disabled not due to death, such executive is entitled to receive continued installment payments of such executive’s base salary as in effect on the termination date for a specified period of time.

If we terminate an executive under an Employment Agreement for Cause or if any such executive resigns without Good Reason, such executive is only entitled to receive his or her unpaid base salary through the termination date and any bonus amount to which such executive is entitled by reference to the calendar year that ended on or prior to the termination date, and in the case of Messrs. Hollinsworth and Hunter, all other payments, benefits or fringe benefits pursuant to any applicable compensation arrangement as of the termination date. Upon any termination of employment under an Employment Agreement, whether voluntary or otherwise, such executive has the option to elect to continue health insurance coverage until the earlier of (A) such time as the executive is eligible to participate in another health plan or (B) the executive becomes eligible for Medicare.

The tables below show the amounts that each Named Executive Officer employed as of December 31, 2023 would have received assuming that the Named Executive Officer’s employment was terminated or he or she died or became disabled effective December 31, 2023. As of December 31, 2023, none of the Named Executive Officers were entitled to any compensation or benefits for resignation or retirement, other than in the case of Mr. Duckworth, shares of Common Stock issued upon vesting of the performance-vesting restricted stock units awarded in 2021. Furthermore, the Employment Agreements (other than the Employment Agreement for Mr. Hunter) do not distinguish a termination following a change in control from a termination in another context. Therefore, a termination following a change in control will entitle a Named Executive Officer to severance benefits only if the Named Executive Officer’s employment is otherwise terminated without Cause by the Company or by the Named Executive Officer for Good Reason.

Mr. Hunter

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause (outside of CoC Period)(1)		Involuntary Termination without Cause during CoC Period(2)		Death or Disability
Base Salary	$1,500,000	(3)	$2,000,000	(3)	$500,000	(4)
Non-Equity Incentive Plan Compensation(5)	3,125,000		3,750,000		1,250,000
Time-Vesting Restricted Stock (unvested)(6)	—		2,133,035		—
Insurance Benefits	51,327	(7)	68,436	(7)	17,109	(8)
Accrued Vacation(9)	76,923		76,923		76,923

Ms. Dixon

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause(1)		Death or Disability
Base Salary	$690,000	(3)	$345,000	(4)
Non-Equity Incentive Plan Compensation(5)	1,173,000		586,500
Time-Vesting Restricted Stock (unvested)(6)	2,559,237		—
Insurance Benefits	25,837	(7)	12,919	(8)
Accrued Vacation(9)	26,565		26,565

Mr. Farley

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause(1)		Death or Disability
Base Salary	$550,000	(3)	$275,000	(4)
Non-Equity Incentive Plan Compensation(5)	935,000		467,500
Time-Vesting Restricted Stock (unvested)(6)	1,399,680		—
Insurance Benefits	34,218	(7)	17,109	(8)
Accrued Vacation(9)	19,546		19,546

Mr. Hollinsworth

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause(1)		Death or Disability
Base Salary	$652,030	(3)	$326,015	(4)
Non-Equity Incentive Plan Compensation(5)	1,108,451		554,226
Time-Vesting Restricted Stock (unvested)(6)	1,481,872		1,481,872
Insurance Benefits	32,928	(7)	10,976	(8)
Accrued Vacation(9)	50,157		50,157

(1)	The amounts shown would have been payable if we terminated the Named Executive Officer’s employment without Cause (as defined in his or her Employment Agreement) or if the Named Executive Officer resigned his or her employment for Good Reason (as defined in his or her Employment Agreement), provided that the Named Executive Officer had not breached the non-competition, non-solicitation, confidentiality and proprietary information provisions of his or her Employment Agreement.

(2)	The amounts shown would have been payable if we terminated Mr. Hunter’s employment without Cause (as defined in his or her Employment Agreement) or if Mr. Hunter resigned his employment for Good Reason (as defined in his Employment Agreement) during the Change of Control Period (as defined in his Employment Agreement), provided that Mr. Hunter had not breached the non-competition, non-solicitation, confidentiality and proprietary information provisions of his Employment Agreement.

(3)	The amount shown reflects, for Mr. Hunter, one and a half (1.5) and two (2) times his base salary depending on whether such termination occurs outside, or during, the Change of Control Period, respectively, for Ms. Dixon and Messrs. Farley and Hollinsworth, twelve months of his or her base salary, in each case such base salary as in effect on December 31, 2023 pursuant to the terms of the Employment Agreements (assuming that he or she is not in violation of the restrictive covenants set forth in his or her Employment Agreement or his General Release, if applicable). Pursuant to the Employment Agreements, base salary amounts are payable in regular installments over the course of the applicable severance period.

(4)	The amount shown reflects the Named Executive Officer’s base salary as in effect on December 31, 2023 payable for a period of six months in the event of disability pursuant to the terms of his or her Employment Agreement.

(5)	The amount shown reflects the cash incentive award for 2023 of 125% of the base salary for Mr. Hunter, two (2) times 85% of the base salary for Ms. Dixon and Messrs. Farley and Hollinsworth, assuming achievement of the performance goals at the target level, pursuant to the terms of the Employment Agreements and each of their non-equity incentive compensation plans for 2023. In addition, Mr. Hunter is entitled to an additional payment of one and a half (1.5) times and two (2) times his target annual cash bonus depending on whether such termination occurs outside, or during, the Change of Control Period, respectively.

(6)	The amount shown reflects the value of all unvested time-vesting restricted stock not intended to qualify as performance-based compensation for each Named Executive Officer (other than Mr. Hunter), which may immediately vest pursuant to the terms of his or her Employment Agreement depending on the type of termination, based on a market value of $77.76 per share as of December 29, 2023. Pursuant to the terms of his Employment Agreement, Mr. Hunter is only entitled to vest in unvested time-vesting restricted stock if such termination occurs within three months of a Change of Control. See “EXECUTIVE COMPENSATION – Outstanding Equity Awards at Fiscal Year-End.” Pursuant to each Named Executive Officer’s Employment Agreement, unvested performance-vesting restricted stock unit awards intended to qualify as performance-based compensation are not immediately forfeited at termination but remain subject to forfeiture restrictions related to pre-established performance goals until the results of the related goals have been satisfied. As of December 31, 2023, all unvested performance-vesting restricted stock units of each Named Executive Officer would remain subject to pre-established performance goals and would vest in future years based on future performance. See “EXECUTIVE COMPENSATION – Outstanding Equity Awards at Fiscal Year-End” for potential amounts that may be realized in the future with respect to each Named Executive Officer’s unvested performance-vesting restricted stock units as of December 31, 2023.

(7)	The amount shown reflects the cost of the premiums for continued health, dental and vision insurance for the Named Executive Officer or his or her dependents, in accordance with COBRA, for a period of 18 or 24 months for Mr. Hunter depending on whether such termination occurs outside, or during, the Change of Control Period, respectively, 18 months for Mr. Hollinsworth, and 12 months for Ms. Dixon and Mr. Farley, pursuant to the terms of the Employment Agreements.

(8)	The amount shown reflects the cost of the premiums for continued health, dental and vision insurance for the Named Executive Officer or his or her dependents, in accordance with COBRA, for a period of six months pursuant to the terms of his or her Employment Agreement.

(9)	The amount shown reflects unused paid time off, pursuant to the terms of the Named Executive Officer’s Employment Agreement and our paid time off policies.

Mr. Duckworth’s Payments related to his Resignation

Mr. Duckworth resigned as the Company’s Chief Financial Officer effective July 10, 2023, but continued to provide transition advisory services through February 28, 2024. In connection with such resignation and pursuant to the terms of a Transition Agreement with the Company, Mr. Duckworth received (a) approximately $46,000 for unused paid time off and sick pay accrued through his resignation date, and (b) approximately $58,000 of consulting fees post-resignation in 2023. In addition, Mr. Duckworth was entitled to receive additional shares of common stock in the future pursuant to performance-vesting restricted stock units previously granted to him in 2021 based upon the Company’s 2023 performance. Under the terms of such Transition Agreement, Mr. Duckworth forfeited his rights to any additional compensation, severance or other benefits, including all other outstanding equity and non-equity incentive awards.

Mr. Harrod’s Payments related to his Resignation

Mr. Harrod resigned as the Company’s Executive Vice President of Finance effective June 30, 2023, but continued to provide transition advisory services through December 31, 2023. In connection with such resignation and pursuant to the terms of a Separation and Consulting Agreement with the Company, Mr. Harrod received (a) approximately $10,000 for unused paid time off and sick pay accrued through his resignation date, and (b) approximately $62,000 of consulting fees post-resignation in 2023. In addition, Mr. Harrod remained eligible to earn a prorated portion of his 2023 annual non-equity incentive award subject to actual achievement of the 2023 performance goals. Under the terms of such Separation and Consulting Agreement, Mr. Harrod forfeited his rights to any additional compensation, severance or other benefits, including all other outstanding equity and non-equity incentive awards.

2021, 2022 and 2023 Performance Vesting Equity Awards

As described in “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation,” shares earned under performance-vesting restricted stock unit awards made in 2021, 2022 and 2023 are generally accumulated and released at the end of the applicable three-year term of the award. Given the longer payout for such awards, awards for an executive whose employment is terminated during the performance period due to death, disability, retirement, or without cause or for good reason may vest at the end of the performance period, subject to the Company’s achievement of the performance goals.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Hunter, our Chief Executive Officer:

●	the median of the annual total compensation of all employees of the Company (other than our former Chief Executive Officer) was $42,416; and

●	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $7,404,606.

Based on this information, for 2023, the ratio of the annual total compensation of Mr. Hunter, our Chief Executive Officer, to the median of the annual total compensation of all employees was 175 to 1.

For purposes of the foregoing pay ratio disclosure, we were required to identify the median employee of all employees of the Company, without regard to their location, compensation arrangements or employment status (full-time versus part-time) and then determine the annual total compensation that “median employee” earned during 2023. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee in 2023, we took the following steps:

Pursuant to applicable regulations, we are required to identify our median employee only once every three years. Accordingly, for purposes of determining the median annual total compensation of employees and the resulting pay ratio for 2023, we have used the 2023 compensation of the median employee that we identified as of December 31, 2021. We determined that, as of December 31, 2021, our employee population consisted of approximately 22,500 individuals working at the Company and its consolidated subsidiaries in the United States and Puerto Rico (as reported in Item 1, Business, in our Annual Report on Form 10-K for the year ended December 31, 2022). This population consisted of our full-time, part-time and temporary employees, but excluded approximately 800 employees of CenterPointe Behavioral Health System, LLC and its affiliates that we acquired on December 31, 2021. The inclusion of part-time and temporary employees substantially reduces the median of the annual total compensation of all of our employees.

We prepared a list of employees at December 31, 2021 from our payroll records and evaluated total compensation. Total compensation includes salary, stock awards and non-equity incentive plan compensation. Compensation for full-time and part-time employees who commenced employment after January 1, 2021 was annualized. Compensation for temporary employees was not annualized.

The SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer group and industry.

Pay Versus Performance

The following sets forth certain information regarding compensation actually paid to our Named Executive Officers during 2023 compared to certain measures of our financial performance:

Year	Summary Comp. Table Total for CEO		Comp. Actually Paid to CEO(3)		Average Summary Comp. Table Total for Non-CEO NEOs(4)	Average Comp. Actually Paid to Non-CEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income (in thousands)	Adjusted EPS(7)
	Christopher H. Hunter(1)	Debra K. Osteen(2)	Christopher H. Hunter(1)	Debra K. Osteen(2)			TSR(5)	Peer Group TSR(6)
2023	$ 7,404,606	$ N/A	$ 8,352,752	$ N/A	$ 3,289,184	$ 1,079,088	$ 234	$ 124	$ (15,661)	$ 3.51
2022	6,415,224	2,620,043	8,482,132	17,102,308	3,040,751	9,817,787	248	118	280,033	3.19
2021	N/A	9,853,107	N/A	29,812,731	3,656,112	8,870,858	183	147	195,562	2.70
2020	N/A	5,131,395	N/A	17,648,915	2,604,425	6,550,425	151	134	(669,199)	2.81

(1)	Mr. Hunter was appointed Chief Executive Officer effective April 11, 2022.

(2)	Ms. Osteen retired as Chief Executive Officer effective April 11, 2022.

(3)	To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

CEO SCT Table to CAP Reconciliation:

Name	Year	SCT Total	Deductions from SCT Total(a)	Additions to SCT Total(b)	CAP
Christopher H. Hunter	2023	$ 7,404,606	$ 4,749,977	$ 5,698,123	$ 8,352,752
	2022	6,415,224	4,500,022	6,566,930	8,482,132
Debra K. Osteen	2023	–	–	–	–
	2022	2,620,043	1,059,857	15,542,122	17,102,308
	2021	9,853,107	6,989,753	26,949,377	29,812,731
	2020	5,131,395	2,789,779	15,307,298	17,648,915

Average Non-CEO NEOs SCT Table to CAP Reconciliation:

Year	SCT Total	Deductions from SCT Total(a)	Additions to SCT Total(b)	CAP
2023	$3,289,184	$2,503,492	$ 293,396	$1,079,088
2022	3,040,751	1,720,243	8,497,279	9,817,787
2021	3,656,112	1,963,594	7,178,340	8,870,858
2020	2,604,425	1,116,717	5,062,717	6,550,425

(a)	Represents the grant date fair value of equity-based awards granted each year calculated in accordance with ASC 718.

(b)	Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP is further detailed in the table below. For performance-vesting restricted stock unit awards, fair value amounts have been computed consistent with the methodology used in the Company’s Consolidated Financial Statements as of December 31, 2020, 2021, 2022 and 2023, respectively.

Equity Component of CAP:

Christopher H. Hunter

Year	Fair Value of Current Year Equity Awards at Year End	Change in Value of Prior Years’ Awards Unvested at Year End	Change in Value of Prior Years’ Awards That Vested in the Year	Equity Value Included in CAP
2023	$ 6,050,233	$ (321,521)	(30,589)	$ 5,698,123
2022	6,566,930	-	-	6,566,930
2021	-	-	-	-
2020	-	-	-	-

Debra K. Osteen

Year	Fair Value of Current Year Equity Awards at Year End	Change in Value of Prior Years’ Awards Unvested at Year End	Change in Value of Prior Years’ Awards That Vested in the Year	Equity Value Included in CAP
2023	-	-	-	-
2022	$ 9,972,986	$ 7,341,244	$ (1,772,108)	$ 15,542,122
2021	23,567,139	3,215,353	166,885	26,949,377
2020	13,014,224	533,148	1,759,927	15,307,298

Average Non-CEO NEOs

Year	Fair Value of Current Year Equity Awards at Year End	Change in Value of Prior Years’ Awards Unvested at Year End	Change in Value of Prior Years’ Awards That Vested in the Year	Fair Value of Forfeited Awards at Prior Year End	Equity Value Included in CAP
2023	$ 2,182,972	$ (89,974)	(255,921)	(1,543,681)	$ 293,396
2022	5,228,345	3,399,089	(130,155)	-	8,497,279
2021	5,891,861	1,147,507	138,972	-	7,178,340
2020	4,691,771	419,942	(48,996)	-	5,062,717

(4)	The Named Executive Officers, other than the CEO, reflected in the Pay Versus Performance table represent the following individuals for each of the years listed below

2020	2021	2022	2023
David M. Duckworth	David M. Duckworth	David M. Duckworth	Heather Dixon
Christopher L. Howard	Christopher L. Howard	Christopher L. Howard	Brian P. Farley
John S. Hollinsworth	John S. Hollinsworth	John S. Hollinsworth	John S. Hollinsworth
Laurence L. Harrod	Laurence L. Harrod	Laurence L. Harrod	David M. Duckworth
Laurence L. Harrod

(5)	An investment of $100 is assumed to have been made in our Common Stock as of December 31, 2019. TSR was calculated by multiplying the initial investment of $100 by the quotient of the closing price of our Common Stock on December 31, 2020, 2021, 2022 and 2023, divided by our closing price on December 31, 2019.

(6)	Reflects the cumulative total stockholder return for the S&P Health Care Services Select Industry Index (the “S&P HC Index”). An investment of $100 is assumed to have been made in the S&P HC Index as of December 31, 2019. Peer Group TSR was calculated by multiplying the initial investment of $100 by the quotient of the closing price of the S&P HC Index on December 31, 2020, 2021, 2022 and 2023 divided by the closing price on December 31, 2019, with dividends reinvested at the time they are paid.

(7)	Adjusted EPS is a non-GAAP financial measure and the core long-term metric we use for purposes of evaluating performance for our compensation program, as further described in the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation - Annual Non-Equity Incentive Compensation.”

Financial Performance Measures

As further described in the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation,” the Company’s executive compensation program is heavily weighted to performance-based pay, with a significant emphasis on long-term performance and stockholder value creation. The Company primarily uses two core metrics for both its long-term and short-term incentive awards: Adjusted EPS and Adjusted EBITDA. The Company uses Adjusted EPS and Adjusted EBITDA to determine annual cash incentive awards and performance-based equity awards because they are important measures of our performance and the performance of our management, they drive our success and growth and they are key criteria by which management plans and analyzes our business. In addition, the Company uses certain non-financial measures to determine annual cash incentive awards in order to incentivize and align achievement for certain key qualitative metrics. Therefore, the most important financial performance measures (and only financial measures used in current plans/awards) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Adjusted EPS
●	Adjusted EBITDA

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the sections entitled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION,” our executive compensation program reflects a variable pay-for-performance philosophy, with a significant emphasis on long-term performance and stockholder value creation. While we utilize several performance measures to align executive compensation with our performance, all of those measures are not presented in the Pay versus Performance table. Furthermore, while we are required to disclose our net income for each covered fiscal year, it is not a metric currently used in our executive compensation program. We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with rules adopted by the SEC, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Comparison of Compensation Actually Paid and Company TSR

The following graph reflects the relationship between our CEO and average non-CEO NEO “compensation actually paid” versus our cumulative TSR, assuming an initial fixed investment of $100 on December 31, 2019, for the years ended December 31, 2020, 2021, 2022 and 2023.

Comparison of Compensation Actually Paid and Net Income

The following graph reflects the relationship between our CEO and average non-CEO NEO “compensation actually paid” and our net income for the years ended December 31, 2020, 2021, 2022 and 2023.

Comparison of Compensation Actually Paid and Adjusted EPS

The following graph reflects the relationship between our CEO and average non-CEO NEO “compensation actually paid” and the our Adjusted EPS for the years ended December 31, 2020, 2021, 2022 and 2023.

Comparison of Company TSR and Peer Group TSR

The following graph reflects the relationship between the our TSR and the TSR of the peer group presented for this purpose, the S&P HC Index.

Director Compensation

The table below sets forth the 2023 compensation earned by or paid to our non-management directors. Mr. Hunter does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Jason R. Bernhard	$ 102,000	$ 159,998	$ 261,998
E. Perot Bissell	139,000	159,998	298,998
Michael J. Fucci	129,500	159,998	289,498
Vicky B. Gregg	137,000	159,998	296,998
William F. Grieco	139,500	159,998	299,498
Patrice A. Harris, M.D., M.A.	99,500	160,019	259,519
R. David Kelly	96,975	159,998	256,973
Wade D. Miquelon	129,500	159,998	289,498
Debra K. Osteen	99,500	159,998	259,498
Reeve B. Waud	241,970	159,998	401,968

(1)	Includes annual retainers and fees associated with serving on a Board committee. Each of Messrs. Kelly and Waud elected to shares of our Common Stock in lieu of his annual cash retainer on May 18, 2023. The grant date fair value of such stock awards is computed by multiplying the total number of shares subject to the award by the closing market price of our Common Stock on the date immediately preceding the date of grant ($71.78).

(2)	This column reflects the grant date fair value of time-vesting restricted stock awards granted to directors calculated in accordance with ASC 718. On May 18, 2023, each non-management director elected or continuing to serve as a member of the Board, other than Dr. Harris, received an award of 2,229 shares of time-vesting restricted stock. The grant date fair value of time-vesting restricted stock awards is computed by multiplying the total number of shares subject to the award by the closing market price of our Common Stock on the date immediately preceding the date of grant ($71.78). After joining the Board, Dr. Harris received 2,137 shares of time-vesting restricted stock on October 26, 2023 based on the closing market price of our Common Stock on October 25, 2023 ($74.88).

As of December 31, 2023, each of Messrs. Bernhard, Bissell, Fucci, Grieco, Miquelon, and Waud, and Ms. Gregg held 4,615 shares of time-vesting restricted stock. As of December 31, 2023, Dr. Harris held 2,137 shares of time-vesting restricted stock, Mr. Kelly held 3,615 shares of time-vesting restricted stock, and Ms. Osteen held 3,765 shares of time-vesting restricted stock.

Our Board of Directors adopted a compensation plan for non-management directors effective January 1, 2013, as amended in 2016, 2019, 2020 and 2023 (the “Directors Plan”), which provides:

●	An annual cash retainer of $87,000;

●	An annual cash retainer of $15,000 for each member of the Audit and Risk Committee and $30,000 for the chair of the Audit and Risk Committee;

●	An annual cash retainer of $12,500 for each member of the Compensation Committee and $27,500 for the chair of the Compensation Committee;

●	An annual cash retainer of $10,000 for each member of the Nominating Committee and $22,000 for the chair of the Nominating Committee;

●	An annual cash retainer of $12,500 for each member of the Compliance Committee and $27,500 for the chair of the Compliance Committee;

●	An annual cash retainer of $15,000 for each member of the Finance Committee and $30,000 for the chair of the Finance Committee;

●	An annual cash retainer of $45,000 for the Lead Director (if applicable) and $125,000 for the Chairman of the Board (if held by a non-management director);

●	Additional cash compensation to be approved by the Chairman of the Board and Chairman of the Compensation Committee for each director who, at the discretion of the Chairman of the Board and Chairman of the Compensation Committee, devotes extraordinary time and effort to the Company;

●	An initial grant of time-vesting restricted stock having a value equal to $160,000;

●	An annual grant of time-vesting restricted stock having a value equal to $160,000; and

●	An annual director compensation limit of $600,000 earned in a given year, including both cash compensation and equity awards.

In addition to the compensation described above, we also reimburse our directors for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board of Directors.

Under the Directors Plan, all annual retainers shall be paid on the date of our annual meeting of stockholders (the “Annual Meeting Date”). Each year as of the Annual Meeting Date, each non-management member of our Board who is re-elected or who otherwise continues to be a member of the Board immediately thereafter is automatically granted under the Directors Plan, without further action by us, our Board of Directors, the Compensation Committee or our stockholders, shares of our time-vesting restricted stock having a value equal to $160,000. The value of the restricted shares shall be based on the closing trading price of our Common Stock on the trading day immediately preceding the Annual Meeting Date. All restricted shares issued to non-management directors shall vest over three years with such shares to vest 33⅓% per year on the three successive anniversary dates of the grant of time-vesting restricted stock beginning on the first anniversary of the grant date.

Each non-management director may elect to have the Company pay all or a portion of his or her cash retainer(s) in shares of our Common Stock in lieu of cash. The number of shares issued shall be determined by dividing the dollar amount of the applicable retainer(s) by the fair market value of a share (based on the closing trading price of our Common Stock on the trading day immediately preceding the Annual Meeting Date), rounded down to the nearest whole share. In no case shall any fractional shares be issued. In lieu of any fractional shares, non-management directors shall be entitled to cash equal to the value of any fractional shares. Shares issued in lieu of cash shall be fully vested and unrestricted shares issued pursuant to the Company’s incentive compensation plan and shall be issued on the Annual Meeting Date or, if the shares cannot be delivered due to a Company blackout period, then the shares will be delivered on the first business day following the end of the blackout period. Any election by a non-management director to receive his or her retainer(s) in shares must be made no later than the expiration of the election period established by the Compensation Committee and can only be made during a period in which the Company is not in a quarterly or special blackout period pursuant to the Company’s insider trading policy and at a time in which the director does not have material, non-public information.

Each of our directors is a party to an Indemnification Agreement with the Company pursuant to which we have agreed to indemnify and advance expenses to such director in connection with his or her service as our director, officer or agent to the fullest extent permitted by law and as set forth in each such agreement and, to the extent applicable, to maintain insurance coverage for each such director under our policies of directors’ and officers’ liability insurance.

AUDIT AND RISK COMMITTEE REPORT

Our management has primary responsibility for preparing our financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.

The role and responsibilities of the Audit and Risk Committee are set forth in a written charter adopted by our Board of Directors. The charter is available on our website, www.acadiahealthcare.com, under the webpage “Investors - Corporate Governance.” The Audit and Risk Committee reviews and reassesses the adequacy of the charter annually or more often as necessary and recommends any proposed changes to the Board. The Audit and Risk Committee acted in accordance with its charter in 2023. In fulfilling its responsibilities for fiscal year 2023, the Audit and Risk Committee:

●	Pre-approved all auditing and non-auditing services of Ernst & Young LLP;

●	Reviewed and discussed with management our unaudited quarterly financial statements during 2023 and our audited financial statements for the fiscal year ended December 31, 2023, including a discussion of critical accounting policies used in such financial statements;

●	Reviewed and discussed with the internal auditor the quality and appropriateness of our internal controls and reporting procedures;

●	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present; and

●	Received the written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit and Risk Committee concerning independence and discussed with Ernst & Young LLP their independence from us and management.

Based on the Audit and Risk Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP as described above, and in reliance thereon, the Audit and Risk Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended December 31, 2023 be included in our Annual Report on Form 10-K for filing with the SEC.

AUDIT AND RISK COMMITTEE:

William F. Grieco, Chairman
E. Perot Bissell
Michael J. Fucci

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

None.

GENERAL INFORMATION

Stockholder Proposals for 2025 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, proper stockholder proposals intended to be presented at our 2025 annual meeting of stockholders must be received by us at our principal executive offices at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067 no later than December 10, 2024 for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.

If a stockholder desires to bring a matter before our annual meeting of stockholders and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our Bylaws. Our Bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting of stockholders may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. To be timely, a stockholder’s notice must be received at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that our annual meeting is more than 30 days before or more than 70 days after the date of first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Under our Bylaws, notice with respect to the 2025 annual meeting of stockholders must be received at our principal executive offices between the close of business on January 23, 2025 and the close of business on February 22, 2025, unless the 2025 annual meeting is called for a date that is more than 30 days before or more than 70 days after May 23, 2025. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

Annual Report on Form 10-K

As indicated in the Notice of Internet Availability of Proxy Materials, a copy of this Proxy Statement and our 2023 Annual Report to Stockholders has been posted on the website www.proxyvote.com. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC. Requests should be directed to Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, Attention: Brian P. Farley, Esq., Executive Vice President, General Counsel and Secretary, (615) 851-6000. Our Annual Report to Stockholders and Annual Report on Form 10-K are not proxy soliciting materials.

Delivery of Documents to Stockholders Sharing an Address

Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the Notices of Internet Availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials to that address. Householding is designed to reduce a company’s printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability of Proxy Materials. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our General Counsel and Secretary at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, or by calling (615) 861-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you receive more than one Notice of Internet Availability of Proxy Materials, this means that you have multiple accounts holding Common Stock with brokers and/or the Company’s transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability of Proxy Materials. Additionally, to avoid receiving multiple sets of proxy materials in the future, the Company recommends that you contact Broadridge Financial Services, Inc. at www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.

Electronic Access to Proxy Statement and Annual Report to Stockholders

We have elected to provide this Proxy Statement and our 2023 Annual Report to Stockholders over the Internet through a “notice and access” model. The Notice of Internet Availability of Proxy Materials provides instructions on how you may access this Proxy Statement and our 2023 Annual Report to Stockholders on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

Acadia Healthcare Company, Inc.

Christopher H. Hunter
Chief Executive Officer and Director

April 9, 2024

Reconciliation of Adjusted EBITDA for Purposes of Compensation Plans

(Unaudited)

(in thousands)	2023	2022
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$ (21,667)	$ 273,139
Net income attributable to noncontrolling interests	6,006	6,894
(Benefit from) provision for income taxes	(9,699)	94,110
Interest expense, net	82,125	69,760
Depreciation and amortization	132,349	117,769
EBITDA	189,114	561,672
Adjustments:
Equity-based compensation expense (a)	32,289	29,635
Transaction, legal and other costs (b)	62,026	23,792
Legal settlements expense (c)	394,181	–
Loss on impairment (d)	9,790	–
Gain on sale of property (e)	(9,747)	–
Adjusted EBITDA, as reported	$677,653	$615,099
Severance and restructuring costs (f)	2,418	1,438
Other non-cash gains and charges (g)	312	292
Adjusted EBITDA for purposes of compensation plans	$680,383	$616,829

Reconciliation of Adjusted EPS for Purposes of Compensation Plans

(Unaudited)

(in thousands)	2023	2022
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$ (21,667)	$ 273,139

Adjustments to income:
Transaction, legal and other costs (b)	62,026	23,792
Legal settlements expense (c)	394,181	–
Loss on impairment (d)	9,790	–
Gain on sale of property (e)	(9,747)	–
(Benefit from) provision for income taxes	(9,699)	94,110

Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	424,884	391,041
Adjustments to income for purposes of compensation plans:
Severance and restructuring costs (f)	2,418	1,438
Other non-cash gains and charges (g)	312	292
Income tax effect of adjustments to income (h)	(105,369)	(100,549)
Adjusted income attributable to Acadia Healthcare Company, Inc. for purposes of compensation plans	$322,245	$292,222
Weighted-average shares outstanding – diluted (i)	91,826	91,555
Adjusted EPS for purposes of compensation plans	$3.51	$3.19

(a)	Represents the equity-based compensation expense of Acadia.
(b)	Represents transaction, legal and other costs incurred by Acadia primarily related to legal, management transition, termination, restructuring, acquisition and other similar costs.
(c)	Represents settlement expenses associated with the Desert Hills Litigation (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023).
(d)	Represents non-cash impairment charges related to the closure of certain facilities.
(e)	Represents gain on facility property sale.
(f)	Represents severance and restructuring costs not included in transaction costs.
(g)	Represents non-cash gains and charges such as gain or loss on disposal of assets and other one-time charges.
(h)	Represents the income tax effect of adjustments to income based on tax rates of 24.6% and 25.6% for the year ended December 31, 2023 and 2022, respectively.
(i)	For the year ended December 31, 2023, approximately 0.9 million outstanding restricted stock units and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the year ended December 31, 2023 causes such securities to be anti-dilutive.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACADIA HEALTHCARE COMPANY, INC.

ACADIA HEALTHCARE COMPANY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is Acadia Healthcare Company, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 28, 2011.

THIRD: Amendments to the Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on March 3, 2016 and May 25, 2017.

FOURTH: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Section 3 of ARTICLE SIX of the Amended and Restated Certificate of Incorporation, as amended, so that, as amended, it shall be and read in its entirety as follows:

“Section 3. Classes of Directors. From November 1, 2011 (the “Effective Time”), and continuing until such time as directors are elected for a term expiring at the next succeeding annual meeting of stockholders, the directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, hereby designated Class I, Class II and Class III.”

FIFTH: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Section 4 of ARTICLE SIX of the Amended and Restated Certificate of Incorporation, as amended, so that, as amended, it shall be restated in its entirety as follows:

“Section 4. Majority Voting; Term of Office. A nominee for director shall be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. At each annual meeting of stockholders, directors will be elected to replace all of those whose terms expire at such annual meeting. At the annual meeting of stockholders held in 2025 and 2026, the successors of the class of directors whose term expires at such meeting shall be elected at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. At the annual meeting of stockholders held in 2027, the successors of the class of directors whose term expires at such meeting shall be elected at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election. At the annual meeting of stockholders held in 2028, the successors of the class of directors whose term expires at such meeting shall be elected at such meeting to hold office for a term expiring at the next annual meeting of stockholders. Beginning with the 2029 annual meeting of stockholders, each director shall be elected for a term expiring at the next succeeding annual meeting of stockholders, and until his or her successor is duly elected and qualified. Each newly elected director shall remain in office until their respective successors shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.”

SIXTH: The above amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, was duly adopted and approved at an annual meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, the Corporation has caused certificate to be signed on this ____ day of ________, 2024.

ACADIA HEALTHCARE COMPANY, INC.

By:
Brian P. Farley
Executive Vice President, General Counsel and Secretary

A-2

ACADIA HEALTHCARE COMPANY, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1a. E. Perot Bissell	☐	☐	☐
1b. Vicky B. Gregg	☐	☐	☐
1c. Christopher H. Hunter	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. Approve an amendment to the Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
3. Advisory vote on the compensation of the Company's named executive officers as presented in the Proxy Statement.	☐	☐	☐
4. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000632560_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

ACADIA HEALTHCARE COMPANY, INC.

REVOCABLE PROXY
2024 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 23, 2024: The Notice and Proxy Statement and the Company's 2023 Annual Report to Stockholders are available at www.proxyvote.com.

The undersigned hereby appoints Heather Dixon and Brian P. Farley, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Acadia Healthcare Company, Inc., to be held at the Company's executive offices at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, on Thursday, May 23, 2024, at 9:00 a.m. (Central Time), and at any adjournment thereof.

This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (a) FOR the election as directors of the nominees named on the reverse side and (b) FOR each of proposals 2, 3 and 4.

0000632560_2 R1.0.0.6

Continued and to be signed on reverse side